                                                                   EXHIBIT 4(a)

                                  CHEMICAL BANK
                                       TO
                              CAMDEN WIRE CO., INC.
                            LETTER OF CREDIT RENEWAL
                                 AUGUST 1, 1995




                                             LACY, KATZEN, RYEN & MITTLEMAN, LLP
                                            Counsel for Chemical Bank
                                            The Granite Building
                                            130 East Main Street
                                            Rochester, NY 14604

                          CHEMICAL BANK
                               TO
                      CAMDEN WIRE CO., INC.
                    LETTER OF CREDIT RENEWAL
                          AUGUST 1, 1995


                              INDEX

Modified and Restated Letter of Credit, Bond Purchase and
Guaranty Agreement...................................................1

Restated and Modified Promissory Note ...............................2

Modification  of Basic Documents.....................................3

Renewal of Letter of Credit..........................................4

Certificate of Incumbency of Officers of Issuer, City of
Pine Bluff, Arkansas.................................................5

Incumbency Certificate for Camden Wire Co., Inc......................6

Compliance Certificate for Camden Wire Co., Inc......................7

Corporate Documents for Camden Wire Co., Inc.........................8

     a. Exhibit A: Certified Resolutions
     b. Exhibit B: Certificate as to Corporate Documents and By-Laws
     c. Exhibit C: Certificate of Good Standing

Incumbency and Signature Certificate for Oneida Ltd..................9

Compliance Certificate for Oneida Ltd................................10

Corporate Documents for Oneida Ltd...................................11

     a. Exhibit A: Certified Resolutions
     b. Exhibit B: Certificate as to Corporate Documents and By-Laws
     c. Exhibit C: Certificate of Good Standing

Opinion of Counsel for Oneida Ltd....................................12

                      MODIFIED AND RESTATED
     LETTER OF CREDIT, BOND PURCHASE AND GUARANTY AGREEMENT

                                                 As of August 1, 1995

Camden Wire Co., Inc.
12 Masonic Avenue
Camden, New York  13316

Oneida  Ltd.
163-181 Kenwood Avenue
Oneida, New York 13421

      RE:   $9,000,000  City  of  Pine  Bluff, Arkansas  Variable  Rate  Demand
Industrial Development Refunding and Construction Revenue  Bonds  (Camden
Wire Project), Series 1985.

Dear Sirs:

     WHEREAS, the parties entered into a Letter of Credit, Bond Purchase and Guaranty Agreement dated as of August 1, 1985, as modified and restated as of August 1, 1990 (the "Agreement"); and

     WHEREAS, the Company (such term, and each other capitalized term used herein having the meaning set forth in this Modification) requested that the Issuer issue Bonds to provide funds for the refunding of the 1983 Bonds on August 1, 1985 and to finance the project; and

     WHEREAS, in order to enhance the marketability of the Bonds, the Company
(a) requested the Bank and the Bank committed, pursuant to the Agreement, to purchase for its own account, upon the request of the Trustee under certain terms and conditions, Bonds which the Issuer is required under the Indenture to purchase because the owners (other than the Bank if it has purchased such Bonds pursuant to the Agreement) have submitted irrevocable notices of tender of such Bonds to the Tender Agent, and (b) applied to the Bank for the issuance by the Bank of a standby letter of credit which was issued by the Bank and dated August 1, 1985 in an original Stated Amount of $9,560,958.90 of which the sum of $9,000,000 was in respect of the principal or purchase price of the Bonds, and $560,958.90 was in respect of up to 182 days' interest on the Bonds on or prior to the stated maturity thereof in order to secure a source of funds to be devoted exclusively to the payment by the Trustee, when and as due, of the principal or purchase price of and interest on the Bonds; and

    WHEREAS, the Bank has annually extended the term of the Letter of Credit in accordance with the Agreement; and

     WHEREAS, the Company and Guarantor have requested that the Bank further renew and extend the Letter of Credit and that the terms of the Agreement be modified as set forth herein; and

     WHEREAS, the parties have mutually agreed and consented to the modification and restatement of the Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company, the Guarantor and the Bank hereby agree as follows:

                           ARTICLE ONE
                           Definitions

Section 1.1  Definitions.  As used in this Modification:

"Accrued Benefit" has the meaning ascribed to such term in Section 5.8(a)(i) hereof.

"Accumulated  Funding  Deficiency" has the meaning ascribed  to  such  term  in
Section 5.8(a)(ii) hereof.

"Adjusted Tangible Assets" means all assets except:

         (i) deferred assets, other than prepaid insurance and prepaid taxes, deferred taxes and deferred pension expense;

         (ii) patents, copyrights, trademarks, trade names, franchises, good will, experimental expense and other similar intangibles;

         (iii) Restricted Investments;

         (iv) unamortized debt discount and expense; and

         (v) assets located, and notes and receivables due from obligors domiciled, outside the United States of America, unless such assets are owned by or such notes and receivables are due from Restricted Subsidiaries.

"A Drawing" means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit "A" thereto.

"Affiliate" means a Person (other than a Restricted Subsidiary) which directly Controls, or is Controlled by, or is under common Control with, the Guarantor.

"Agent" means Chemical Bank, as Remarketing Agent under the Indenture.

"B Drawing" means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit "B" thereto.

"Bank" means Chemical Bank, a New York State banking corporation, its successors and assigns.

"Bank Rate" shall have the meaning given to such term in the Bonds.

"Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as superseded or amended.

"Basic Documents" means collectively, the Indenture, the Installment Sale Agreement, the Tender Agency Agreement, the Remarketing Agreement, the Guaranty Agreement, the Security Agreement, and the Agreement as modified and restated in this Modification.

"Bonds" means the Issuer's $9,000,000 Industrial Development Agency Industrial Development Refunding and Construction Revenue Bonds (Camden Wire Project), Series 1985.

"Business Day" has the meaning given in the Letter of Credit.

"C Drawing" means a drawing under the Letter of Credit resulting from the presentation of a certificate in the form of Exhibit "C" thereto.

"Code" means the Internal Revenue Code of 1986, as superseded or amended, and the regulations, rulings and proclamations promulgated and proposed thereunder.

"Commitment" means, collectively, (i) the Bank's obligation under the Letter of Credit and (ii) the Bank's obligation to purchase Bonds under Section 2.1(b) hereof.

"Company" means Camden Wire Co., Inc., a New York corporation.

"Consolidated Adjusted Net Income" means, for any period, the gross revenues of the Guarantor and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

         (a)  (i)   any  gains  or  losses on the sale or  other  disposition of investments and

              (ii) any gins or losses on the sale or other disposition of plant, property and equipment which gains or losses exceed, in the aggregate, $100,000 during any fiscal year and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

         (b)  the proceeds of any life insurance policy;

         (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

         (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Guarantor or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

         (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Guarantor or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Guarantor or a Restricted Subsidiary prior to the date of such consolidation or merger;

         (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Guarantor or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Guarantor or such Restricted Subsidiary in the
form  of   cash distributions or readily marketable securities;

         (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Guarantor or any other Restricted Subsidiary;

         (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

         (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

         (j) any gain arising from the acquisition of any securities of the Guarantor or any Restricted Subsidiary;

         (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive fiscal quarters immediately following the end of such fiscal period; and

         (l)  any other extraordinary gain.

"Consolidated Adjustable Tangible Assets" at any date means the Adjusted Tangible Assets of the Guarantor and its Restricted Subsidiaries at such date determined on a consolidated basis.

"Consolidated Adjusted Tangible Net Worth" at any date means:

         (i)   the   net   book  value  (after  deducting  related
depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of the Guarantor and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any amount on account of write-ups of assets after January 28, 1995;

         (ii) minus the amount at which their liabilities (other than capital stock and surplus) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities and all minority interests in Restricted Subsidiaries.

"Consolidated Current Assets" at any date means the amount at which the current assets of the Guarantor and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such date.

"Consolidated Current Liabilities" at any date means the amount at which the current liabilities of the Guarantor and all Restricted Subsidiaries would be shown on a consolidated balance sheet at such date, plus (without duplication) the aggregate amount of their Guaranties of current liabilities of other Persons outstanding at such date.

"Consolidated Income Available for Interest Charges" with respect to the Guarantor and all Restricted Subsidiaries, means for any period the sum (without duplication) of (i) Consolidated Adjusted Net Income, (ii) to the extent deducted in determining Consolidated Adjusted Net Income, all provisions for federal, state or other income taxes made by the Guarantor and its Restricted Subsidiaries during such period, and (iii) Consolidated Interest Charges for such period.

"Consolidated Interest Charges" with respect to the Guarantor and all Restricted Subsidiaries means for any period the sum of (i) interest expense with respect to their liabilities for Long Term Debt (including the current portion thereof) and Current Debt and (ii) to the extent not already included in (i), imputed interest expenses on capitalized lease obligations.

"Consolidated Working Capital" means the Consolidated Current Assets less Consolidated Current Liabilities.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Credit Agreement" means the Credit Agreement dated as of January 21, 1994 between the Guarantor, Chase Manhattan Bank, N.A. as agent and certain banks signatory thereto.

"Current Debt" with respect to any Person, means all liabilities for borrowed money, all obligations under capitalized leases, and all liabilities secured by any Lien, other than any

Lien permitted by Section 6.2(a)(i)-(iv), existing on Property owned by that Person (whether or not those liabilities have been assumed) which, in either case, are payable on demand or within one (1) year from their creation, plus the aggregate amount of Guaranties by that Person of all such liabilities of other Persons, except:

         (i) any liabilities which are renewable or extendible at the option of the debtor to a date more than one (1) year from the date of creation thereof; and

         (ii) any liabilities which, although payable within one (1) year, constitute principal payments on indebtedness expressed to mature more than one (1) year from the date of its creation.

"Date of Issuance" means the date on which the Letter of Credit shall be issued.

"Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both, would become an Event of Default.

"Employee  Pension  Benefit Plan" has the meaning ascribed  to  such  term  in
Section 5.8(a)(iii) hereof.

"Employer Liability" has the meaning ascribed to such term in Section 5.8(a)(iv) hereof.

"Environmental Law" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

"ERISA" has the meaning ascribed to such term in Section 5.8(a)(v) hereof.

"Event of Default" has the meaning ascribed to such term in Section 7.1 hereof.

"Expiration Date" means August 1, 1996, unless earlier terminated or extended pursuant to the terms of this Modification and the Letter of Credit.

"Fiscal Year" means each twelve (12) month period ending on each last Saturday in January.

"GAAP"  means generally accepted accounting principles in the United States  of
America   as  promulgated  by  the  American  Institute  of  Certified   Public
Accountants and as in effect from time to time, consistently applied.

"Guaranty" with respect to any Person, means all guaranties of, and all other obligations which in effect guaranty, any indebtedness, dividend or other obligation of any Person (the "primary obligor") in any manner (except any indebtedness or other obligation of any Restricted Subsidiary), including obligations incurred through an agreement, contingent or otherwise, by such
Person:

         (i) to purchase such indebtedness or obligation or, in the circumstances contemplated by Clause (iii) below, any Property constituting security thereof;

         (ii) to advance or supply funds (A) for the purchase or payment of such indebtedness or obligation, or (B) to maintain working capital or any balance sheet or income statement condition;

         (iii) to lease Property, or to purchase Securities or other Property or services, primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation;

         (iv) otherwise to assure the owner of such indebtedness or obligation, or the primary obligor, against loss;

but excluding endorsements in the ordinary course of business of negotiable instruments for deposit or collection.

     The amount of any Guaranty shall be deemed to be the maximum amount for which such Person may be liable, upon the occurrence of any contingency or otherwise, under or by virtue of the Guaranty.

"Guaranty Agreement" means the Guaranty Agreement from the Guarantor to the Trustee and the Bank dated as of August 1, 1985.

"Guarantor" means Oneida, Ltd., a New York corporation.

"Holder" or "Bondholder" means a holder of any of the Bonds.

"Indebtedness" as applied to any Person refers to (a) all items (except items of capital stock or of surplus or of general contingency reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including all capitalized lease obligations; (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or agreed (contingent or otherwise) to purchase or repurchase or otherwise acquire, or with respect to which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or has otherwise become liable directly or indirectly.

"Indenture" means the Indenture of Trust dated as of August 1, 1985, from the Issuer to the Trustee, including any indentures supplemental thereto as therein permitted.

"Installment Sale Agreement" means the Installment Sale Agreement dated as of August 1, 1985 between the Issuer and the Company.

"Interest Period" has the meaning given in the Indenture.

"Interest Stated Amount" means, as of any date of calculation, the amount which may be drawn under the Letter of Credit in respect of interest on the Bonds.

"Issuer" means the City of Pine Bluff, Arkansas.

"Letter of Credit" means the irrevocable standby letter of credit issued by the Bank for the account of the Company in favor of the Trustee pursuant to the Agreement, a copy of which is contained in Appendix 2 hereto, as such Letter of Credit has been extended from time to time and may be further extended in accordance with this Modification

"Letter of Credit Department of the Bank" means the department of the Bank where the Exhibits to the Letter of Credit may be presented for payment on the Letter of Credit. Currently such department is located at Chemical Bank, Letter of Credit Department, 55 Water Street, New York 10041, Attention: Victor Marinaccio, Vice President.

"Letter of Credit Fee" has the meaning given in Section 2.3 hereof.

"Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property, provided that they do not constitute security for a monetary obligation. For the purposes of this Modification, the Guarantor or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien. The amount of any Lien shall be the aggregate amount of the obligation secured thereby.

"Loan" has the meaning given to such term in Section 2.7(a) hereof.

"Long Term Debt" with respect to any Person, means all liabilities for borrowed money (including, without limitation, subordinated debt), all obligations under capitalized leases, and all liabilities secured by any Lien, other than any Lien permitted by Section 6.2(a)(i)-(iv), existing on Property owned by that Person (whether or not those liabilities have been assumed), or any other obligation (other than deferred taxes) which are required by generally accepted accounting principles to be shown as liabilities on its balance sheet which, in any case, are payable more than one year from the date of their creation, including (i) any liabilities which are renewable or extendible at the option of the obligor to a date more than one year from their creation and (ii) any liabilities which, although payable within one year, constitute principal payments on indebtedness expressed to mature more than one year from its creation, plus the aggregate amount of Guaranties by that Person of all such liabilities of other Persons.

"Material Adverse Effect" with respect to Sections 5.8 and 7.1(a)(xiii) hereof, has the meaning ascribed to such term in such Section 7.1(a)(xiii).

"Modification"   means the Agreement (as such term is defined  in  the  first paragraph hereof) as restated and modified herein.

"Modification Documents" means this Modification and all other documents and instruments executed in connection with this Modification of the Agreement and renewal of the Letter of Credit.

"1983 Bonds" means the Issuer's Variable Rate Demand Industrial Development Revenue Bonds (Camden Wire Co., Inc. Project), Series 1983.

"Offering Memorandum" means the Private Placement Memorandum dated August 1, 1985, prepared in connection with the offering and sale of the Bonds

"Officer's  Certificate"  means  a  certificate  executed  on  behalf  of   the
Guarantor, as the case may be, by the President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

"Option" has the meaning ascribed to such term in Section 2.8 hereof.

"Outstanding" has the meaning ascribed to such term in the Indenture.

"Participants" has the meaning ascribed to such term in Section 8.6 hereof.

"PBGC" has the meaning ascribed to such term in Section 5.8(a)(vi) hereof.

"Pension Plan(s)" means all "employee pension benefit plans" as such term is defined in Section 3 of ERISA, maintained by the Guarantor and its Subsidiaries from time to time.

"Permitted Encumbrances" has the meaning ascribed to such term in the Indenture.

"Person" means a corporation, an association, a partnership, an organization, a business, a joint venture, an individual or a government or political subdivision thereof or any governmental agency.

"Plan" has the meaning ascribed to such term in Section 5.8(a)(vii) hereof.

"Prime Rate" means such rate of interest as is publicly announced by the Bank at its principal office from time to time as its prime rate (any change in the Prime Rate to be effective at the time and date of the announcement of such change).

"Principal Stated Amount" means, as of any date of calculation, the amount which may be drawn under the Letter of Credit in respect of the Principal of the Bonds.

"Project" has the meaning given to such term in the Installment Sale Agreement.

"Promissory Note" has the meaning given to such term in Section 2.7(a) hereof.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Purchased Bonds" means any Bonds purchased by the Bank pursuant to Section 2.1(b) hereof or by virtue of a "C Drawing" prior to the occurrence of an Event of Default and the giving of the notice to the Trustee referred to in Section 7.l (b)(i).

"Related Documents" has the meaning given to such term in section 8.4 hereof.

"Remarketing Agreement" means the Placement and Remarketing Agreement dated as of August 1, 1985 between the Company and the Agent.

"Reportable  Event"  has  the  meaning  ascribed  to  such  term   in   Section
5.8(a)(viii) hereof.

"Restricted Dividends" means all dividends or other distributions in respect of capital stock of the Guarantor or any Restricted Subsidiary (except distributions in such stock or of warrants, rights or other options to purchase such stock), valued at the fair market value of the Property being dividended, distributed or otherwise transferred as a Restricted Dividend.

"Restricted Investments" means all Property, including all investments in any Person, whether by acquisition of stock, indebtedness, other obligation or Security, or by loan, advance, capital contribution, or otherwise, except:

         (i) investments in one or more Restricted Subsidiaries or any corporation which concurrently with such investment becomes a Restricted Subsidiary;

         (ii) Property to be used in the ordinary course of business, including without limitation, advances made to employees for expenses incurred in the ordinary course of business;

         (iii) current assets arising from the sale of goods and services in the ordinary course of business;

         (iv) direct obligations of the United States of America, or any of its agencies or obligations fully guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date acquired;

         (v) demand deposits or certificates of deposit maturing within one (1) year from the date acquired and issued by a bank or trust company organized under the laws of the United States or any of its states, and having capital, surplus and undivided profits aggregating at least $50,000,000;

         (vi) commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date acquired; and

         (vii) shares of capital stock of the Guarantor held in its treasury as of the date of this Agreement.

"Restricted Payment" means the excess, if any, of redemptions or acquisitions of capital stock of the Guarantor or of warrants, rights or other options to purchase such stock, over the net proceeds of sales of such stock or of warrants, rights or other options to purchase such stock valued at the fair market value of the Property being distributed or otherwise transferred as a Restricted Payment.

"Restricted Subsidiary"  means a Subsidiary:

         (i) organized under the laws of the United States, Puerto Rico, Canada, Mexico or any member of the European Economic Community, or a jurisdiction thereof;

         (ii) which conducts substantially all of its business and has substantially all of its Property within the United States, Puerto Rico, Canada, Mexico or any member of the European Economic Community;

         (iii) a majority of each class of capital stock of which is legally and beneficially owned by the Guarantor and/or its Restricted Subsidiaries; and

         (iv) either (a) as of the date hereof, is a Restricted Subsidiary within the meaning of paragraphs (i), (ii) and (iii) above or (b) is designated as a Restricted Subsidiary pursuant to Section 6.2(i)(ii) unless such Subsidiary is subsequently designated as an Unrestricted Subsidiary pursuant to Section 6.2(i)(ii); provided that Buffalo China, Inc. and Camden Wire Co., Inc. shall at all times remain a Restricted Subsidiary under this Agreement.

"Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

"Security Agreement" means the Mortgage and Security Agreement dated August 1, 1985 by the Issuer and the Company to the Trustee and the Bank.

"State" means the State of New York.

"Stated Amount" means, as of the date of reference, the sum of the Principal Stated Amount plus the Interest Stated Amount.

"Subsidiary" means a corporation in which the Guarantor owns, directly or indirectly, sufficient Voting Stock to enable it ordinarily, in the absence of contingencies, to elect a majority of the corporate directors (or Persons performing similar functions).

"Tender Agency Agreement" means the Tender Agency Agreement dated as of August 1, 1985, among the Issuer, the Company and the Tender Agent.

"Tender Agent" means Chemical Bank, as tender agent for the Bonds under the Indenture.

"Total Funded Debt" means the sum of (i) Long Term Debt (including the current portion thereof) and (ii) Current Debt.

"Trustee" means Simmons First National Bank of Pine Bluff, a national banking association, with its principal place of business located in Pine Bluff Arkansas, its successors and assigns.

"Unreimbursed Amount" means any amount due and owing to the Bank by the Company as a result of a draw under the Letter of Credit, including any amount the Bank must repay or has repaid to the Company, the Guarantor or either of their estates or the Trustee or any Bondholder resulting from an avoided transfer under the Bankruptcy Code or other law, court order or otherwise.

"Unrestricted Subsidiary" refers to any Subsidiary which is not a Restricted Subsidiary.

"Variable Rate" shall have the meaning given to such term in the Bonds.

"Voting Stock" refers to Securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions.)

"Withdrawal Liability" has the meaning ascribed to such term in Section 5.8(a)(ix) hereof.

     Section 1.2 Accounting Terms. Unless otherwise specified herein, all
accounting   terms   used   herein  shall  be   interpreted,   all   accounting
determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE TWO
               Letter of Credit; Bond Purchase Commitment; Option

     Section 2.1  Issuance of Letter of Credit; Purchase of Bonds.

         (a) The Bank issued on the date of the initial issuance of the Bonds, upon the terms, subject to the terms and conditions and relying upon the representations and warranties of the Company and the Guarantor contained in the Agreement, the Letter of Credit in the form of Appendix 2 hereto. The Letter of Credit was initially in the amount of $9,560,958.90 of which $9,000,000.00 was in respect of the principal or purchase price of the Bonds and $560,958.90 was in respect of up to 182 days' interest on the Bonds.

         (b) Subject to the terms and conditions and relying upon the representations and warranties of the Company and the Guarantor contained in this Modification, the Bank agrees to purchase, at any time and from time to time, on or prior to the Business Day immediately preceding the Expiration Date, and for its own account, any or all of the Bonds tendered to the Tender Agent in accordance with the terms and provisions set forth in the Bonds, at a purchase price equal to the then unpaid principal amount of the Bonds to be purchased plus accrued and unpaid interest thereon at the Variable Rate to the date of purchase, provided that (i) the Trustee shall have given notice (which notice may be made by telephone or telegraph, promptly confirmed in writing) to the Bank by 4:30 p.m., New York City time, on the day preceding the purchase date of the principal amount of an accrued interest on the Bonds to be so purchased, and (ii) no Event of Default shall have occurred and then be continuing. The Bank agrees to meet its obligations under this Section 2.1(b) by making available to the Tender Agent, at the offices of the Tender Agent, not later than 10:00 a.m., New York City time, on the purchase date, an amount equal to 100% of the principal amount of Bonds purchased plus accrued interest thereon at the Variable Rate to the date of purchase. If the Bank's obligation to purchase Bonds under this Section 2.1(b) terminates for any reason, the Bank shall thereafter give prompt written notice of such termination to the Trustee and the Company (failure to given such notice shall not cause the Bank to have any obligation to purchase Bonds hereunder if such obligation is terminated for any other reason). On or after August 1, 2000, at the sole option of the Bank, the Bank may tender any or all Purchased Bonds to the Company and the Company shall purchase such Bonds from the Bank at a purchase price of par plus accrued interest at the Bank Rate. The Bank shall provide the Company with five (5) days written notice that it intends to exercise its option to sell Purchased Bonds to the Company on the date specified in such notice.

         (c) The Bank agrees to amend the Letter of Credit on the date hereof, to extend the term thereof until the Expiration Date.

      Section 2.2 Reimbursement. The Company hereby reaffirms and restates its obligation to reimburse the Bank in full for any drawing made under the Letter of Credit or any other Unreimbursed Amount on the date of such drawing or, to the extent such drawing is not reimbursed to the Bank on the date, to pay to the Bank the amount of such drawing, with interest, in accordance with Section
2.7 below; provided, for all purposes of this Modification, so long as Bonds purchased by the Bank prior to the occurrence of an Event of Default and the giving of the notice to the Trustee referred to in Section 7.1(b)(i) pursuant to a C Drawing under the Letter of Credit are legally required to be registered to the Bank or its nominee and the Bank is the Tender Agent, the Company shall be deemed to have reimbursed the Bank in full for the amount drawn under the Letter of Credit on the date of a C Drawing; provided, however, that if the Bank is not the Tender Agent, the Company shall be deemed to have reimbursed the Bank in full for the amount drawn under the Letter of Credit on the date of a C Drawing when the Bonds acquired pursuant to such C Drawing are lawfully registered in the name of the Bank and delivered to the Bank.

     Section 2.3 Fees and Charges. The Company hereby reaffirms and restates its obligation to pay to the Bank:

         (a) (i) On September 30, 1985 and (ii) thereafter, quarterly, in arrears, on the first Business Day of each October, January, April and July, until the occurrence of the Expiration Date, a nonrefundable fee of three-quarters of one percent (3/4 of 1%) per annum on the average daily amount which, pursuant to the express terms of the Letter of Credit, was available to be drawn thereunder on each date since the last date on which the Letter of Credit Fees were due (such initial and quarterly fees being referred to herein as the "Letter of Credit Fees").

         (b) On the date of the following transactions (i) $200 for every drawing under the Letter of Credit, (ii) $150 for every amendment to the Letter of Credit and (iii) $2,000 for every transfer of the Letter of Credit by the Trustee.

     Section 2.4 Method of Payment; etc. All payments to be made by the Company under this Modification shall be made not later than 12:00 noon (New York City time) on the date when due and shall be made in lawful money of the United States of America (in freely transferable U.S. Dollars) and in immediately available funds. All payments made after 12:00 noon (New York City time) shall be deemed to have been made on the next Business Day following the date when such payment was due.

     Section 2.5 Reduction and Termination.

         (a) The Company shall have the right to cause the Trustee to reduce permanently the Principal Stated Amount on the dates determined as provided below by an amount up to the amount by which the Principal Stated Amount exceeds the aggregate principal amount of Bonds Outstanding and unpaid by filing a certificate in the form of Exhibit F to the Letter of Credit. The Interest Stated Amount may be reduced permanently with the reduction of the Principal Stated Amount, upon any such reduction, in an amount equal to 182 days' interest (calculated at the rate of twelve and one-half of one percent (12 1/2%) per annum, based on a year of 365/366 days) on the amount of the reduction in the Principal Stated Amount. Such reductions shall be effective as of the Business Day set forth in such certificate.

         (b) Upon payment by the Bank of an A Drawing, the Principal Stated Amount shall be reduced automatically and permanently by an amount equal to the amount so drawn, and the Interest Stated Amount may be reduced permanently with such reduction of the Principal Stated Amount which such A Drawing in an amount equal to 182 days' interest (calculated at the rate of twelve and one-half of one percent (12 1/2%) per annum, based on a year of 365/366 days) on the amount of such reduction in the Principal Stated Amount, such reduction of the Principal Stated Amount and the Interest Stated Amount to be effective on the date of such payment.

         (c) Upon payment by the Bank of a B Drawing, the Interest Stated Amount shall be reduced automatically, subject to reinstatement pursuant to
Section 2.6 hereof, by an amount equal to the amount so drawn, such reduction of the Interest Stated Amount to be effective on the date of such payment.

         (d) Upon payment by the Bank of a C Drawing, the Principal Stated Amount shall be reduced automatically, subject to reinstatement pursuant to
Section 2.6 hereof, by an amount equal to the amount so drawn, and the Interest Stated Amount shall be reduced automatically, subject to reinstatement pursuant to Section 2.6 hereof, with the reduction of the Principal Stated Amount after payment by the Bank of a B Drawing accompanying a C Drawing with such C Drawing, in an amount equal to the accrued interest paid in connection with such C Drawing, such reductions of the Principal Stated Amount and the Interest Stated Amount to be effective on the date of such payment.

         (e) Upon each purchase of Bonds pursuant to Section 2.1(b), the Principal Stated Amount may be reduced, subject to reinstatement pursuant to
Section 2.6 hereof, by an amount equal to the principal amount of Bonds so purchased by the Bank and the Interest Stated Amount may be reduced, subject to reinstatement pursuant to Section 2.6 hereof, with the reduction of the Interest Stated Amount, in an amount equal to the number of days of accrued interest paid by the Bank in connection with such purchase of Bonds (calculated at the rate of twelve and one-half of one percent (12 1/2%) per annum, based on a year of 365/366 days) on the amount of such reduction in the Principal Stated Amount, such reductions of the Principal Stated Amount and the Interest Stated Amount to be effective on the date set forth in a certificate filed with the Letter of Credit Department of the Bank in the form of Exhibit F to the Letter of Credit.

         (f) Upon any reduction of the Principal Stated Amount under Section 2.5(a), (b) or (d) and upon the purchase of Bonds pursuant to Section 2.1(b), the amount of the Commitment to purchase Bonds under Section 2.1(b) shall be reduced automatically, subject to reinstatement pursuant to Section 2.6 hereof, by an amount equal to principal of and accrued interest on Bonds in the same principal amount as the amount by which the Principal

Stated Amount was reduced or the principal amount of Bonds so purchased, as appropriated, but in no event shall such Commitment to purchase Bonds be reduced pursuant to this paragraph (f) to an amount less than the principal of and up to 182 days' accrued interest (calculated at twelve and one-half of one percent (12 1/2%) per annum, based on a year of 365/366 days) on Bonds then Outstanding, other than Purchased Bond

         (g) If the Stated Amount shall be permanently reduced in part pursuant to Section 2.5(a) or (b), the Bank shall then have the right to require the Trustee to surrender the Letter of Credit to the Bank on the effective date of such partial reduction of the Stated Amount and to accept on such date, in substitution for such Letter of Credit, a substitute irrevocable Letter of Credit, dated such date, in a stated amount equal to the amount to which the Stated Amount shall have been so reduced but otherwise having terms identical to the then outstanding Letter of Credit, except for such changes in dollar amount corresponding to such permanent reduction.

         (h) This Modification and the Letter of Credit shall terminate, subject to the provisions of Sections 2.2 and 8.10 hereof, on the Expiration Date. With the express consent of the Bank, the Expiration Date of this Modification shall be extended by issuing an amendment to the Letter of Credit extending the term thereof for one (l) year or a new letter of credit, containing the same terms and conditions except for the Expiration Date and the dated date of such new letter of credit, shall be issued for additional terms of one year (but no Expiration Date shall exceed August 1, 2000), provided that no Event of Default has occurred or the Letter of Credit has not otherwise been terminated.

     Section 2.6 Reinstatement and Transfer.

         (a) Upon receipt by the Bank of reimbursement for any B Drawing other than B Drawing to pay accrued interest on Bonds purchased with the proceeds of a C Drawing in an amount equal to the full amount drawn under such B Drawing, the Interest Stated Amount shall be automatically reinstated in the amount of such payment received by the Bank. Notwithstanding the foregoing sentence, the Interest Stated Amount shall be reinstated automatically (notwithstanding any subsequent termination of the Letter of Credit) in the full amount of the amount so drawn at the close of business on the tenth (10th) Business Day following payment of the draft presented in connection with such B Drawing, unless, prior to such time on the tenth (10th) Business Day the Trustee shall have received written notice, or telephonic notice, promptly confirmed in writing, from the Bank of the occurrence of an Event of Default hereunder.

         (b) The Principal Stated Amount and the Interest Stated Amount of the Letter of Credit will be reinstated, to the extent of any reductions in the Principal Stated Amount and/or the Interest Stated Amount of the Letter of Credit made pursuant to paragraphs (d) and (e) of Section 2.5 hereof, and any reductions in the Interest Stated Amount pursuant to paragraph (c) of
Section 2.5 hereof with respect to a B Drawing made to pay accrued interest on Bonds purchased with the proceeds of a C Drawing, upon receipt by the Bank of notice from the Trustee or the Agent, as agent of the Trustee for this purpose, in the form of Exhibit

G to the Letter of Credit, unless, prior to receipt by the Bank of such notice, and at a time when the Bonds remain registered to the Bank, the Trustee and the Tender Agent shall have received from the Bank either written notice, or telephonic notice, promptly confirmed in writing, of the occurrence of an Event of Default under this Modification.

         (c) The amount of the Commitment to purchase Bonds pursuant to Section 2.1(b) hereof, following a reduction pursuant to Section 2.5(f) hereof, shall automatically be reinstated upon any reinstatement of the Stated Amount of the Letter of Credit for any reason, and in all events shall never be less than the principal amount of and 182 days' accrued interest (calculated at twelve and one-half of one percent (12 1/2%) per annum, based on a year of 365/366 days) on Bonds then Outstanding (other than Purchased Bonds).

         (d) The Bank agrees that prior to the delivery to the Tender Agent of any Bond sold by the Bank pursuant to Section 2.8 hereof it shall increase the Stated Amount of the Letter of Credit to cover principal and 182 days' interest on such Bond together with all outstanding Bonds other than Purchased Bonds.

         (e) The Letter of Credit may be transferred by the Trustee solely in accordance with the provisions thereof.

     Section 2.7 Loan.

         (a) Any drawing under the Letter of Credit not reimbursed to the Bank on the date of such drawing shall automatically be converted into a demand loan (the "Loan"). The Loan shall be evidenced by a restated and modified promissory note dated August 1, 1995 (the "Promissory Note"), duly executed and delivered by the Company to the Bank, and payable to the order of the Bank. The Promissory Note shall be payable and bear interest as therein provided.

         (b) The Bank is hereby authorized by the Company to endorse on schedules attached to the Promissory Note an appropriate notation evidencing the date and amount of each Loan, each payment and any other information provided for on such schedule, provided, however, that the failure of the Bank
to   set  forth  such  Loans,  principal  payments  or  prepayments  and  other information on such schedule shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Modification and the Promissory Note.

     Section 2.8 Grant of Option. The Bank hereby grants to the Company a call option to cause the Bank to sell and the Company to purchase Purchased Bonds owned by the Bank (the "Option") upon receipt of written instructions from the Company on the date two (2) days prior to the date upon which the Company will exercise such Option. The exercise price for such Option shall be a price equal to the principal amount of each Purchased Bond purchased plus accrued interest thereon at the Bank Rate. The Option may be exercised from time to time and more than once if and so long as there exist any Purchased Bonds. The Option expires on the date on which the Bonds are no longer Outstanding. The grant of this

Option to the Company is made by the Bank as a potential owner of the Bonds for its own account and not as an agent or broker for the Company, the Guarantor or for any other Person. This Option is not transferable by the Company to any other Person. Pursuant to this Option, the Bank, as owner of Purchased Bonds, shall not be required to sell Purchased Bonds to any Person other than the Company nor shall the Bank, as owner of Purchased Bonds, assist or be required to assist the Company in locating purchasers for the Purchased Bonds subject to the Option.


                          ARTICLE THREE
                            Guaranty

     Section 3.1 Guaranty of Payment. The Guarantor hereby reaffirms and restates that the Guarantor absolutely and unconditionally guarantees to the Bank for its benefit and that of its successors and assigns, the full and prompt payment of all obligations of the Company under this Modification and the Promissory Note, including, but not limited to, any payments due pursuant to Sections 2.2, 2.3, 2.7, 2.8, 7.1(b), 8.1 and 8.3 hereunder.

     Section 3.2 Right of Setoff; Other Collateral.

         (a) Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at the time owing to the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Company or the Guarantor now or hereafter existing under this Modification or the Promissory Note, irrespective of whether or not the Bank shall have made any demand to the Company under this Modification and although such obligations may be unmatured.

         (b) Without modifying the payment provisions of Section 2.2 of this Modification, the Promissory Note or any Purchased Bonds, the Bank hereby agrees to waive its rights, at law or otherwise, at any time after the commencement of and during the pendency of a case by or against the Company seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at the time held and any other Indebtedness at the time owing by the Bank to or for the account of against any and all obligations of the Company under this Modification, the Promissory Note or any Purchased Bonds to reimburse the Bank for amounts drawn and paid under the Letter of Credit; provided, that such waiver shall terminate and be of no force and effect as and when to the extent that the exercise of such rights would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling its obligation under the Letter of Credit, and provided, further, that such waiver shall terminate and be of no force and effect if the absence of such waiver would not result in the lowering or suspension by Moody's Investors Service of its rating of the Bonds.

     3.3 Absolute and Unconditional Guaranty of Payment; Survival of Obligations. The obligations of the Guarantor hereunder shall be an absolute, irrevocable, unconditional, present and continuing guaranty of payment and not of collectibility and shall remain in full force and effect so long as any amount payable hereunder or by the Company under this Modification or the Promissory Note shall remain unpaid or any potential liability of the Company under this Modification or the Promissory Note shall survive the maturity or redemption of the Bonds and the expiration or termination of the Letter of Credit. The Guarantor hereby consents that from time to time, before or after any Event of Default or default by the Company under any Basic Document or any notice of termination hereof, with or without further notice to or assent from the Guarantor, any security at any time held by or available to the Bank for any obligation of the Company, or any security at any time held by or available to the Bank for any obligation of any other Person secondarily or otherwise liable for any of the obligations of the Company under this Modification or Promissory Note, may be exchanged, surrendered or released and any obligation of the Company, or of any such other Person, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, or any default with respect thereto waived, and the Bank may fail to set off and may release, in whole or in part, any balance of any deposit account or credit on its books in favor of the Company, or of any such other Person, and may extend further credit in any manner whatsoever to the Company, and generally deal with the Company or any such security or other Person as the Bank may see fit; and the Guarantor shall remain bound under this guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing.

     If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the obligations of the Company under this Modification or Promissory Note, including, but not limited to, any avoided transfers under the Bankruptcy Code, and the Bank repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any settlement or compromise of any such claim effected and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any liability of the Company including, but not limited to, this Modification or the Promissory Note, the Guarantor shall be and will remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

     Section 3.4 Bank May Proceed Directly Against Guarantor. Upon the occurrence of an Event of Default hereunder, the Bank may proceed hereunder against the Guarantor without first proceeding against the Company under any Basic Document, the Promissory Note or otherwise. The Guarantor waives any right to require that any action be brought against the Company or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Bank in favor of the Company or any other Person.

     Section 3.5 Waiver of Notice. The Guarantor hereby waives any notice, whether written or otherwise, of the failure of the Company to make any payment due to the Bank under this Modification or the Promissory Note.

     Section 3.6 Agreement to Pay Costs. The Guarantor, without notice or demand, agrees to pay all costs, including attorneys' fees and disbursements of the Bank in enforcing or attempting to enforce this Modification.


                                  ARTICLE FOUR
                              Conditions Precedent

     Section 4.1 Conditions Precedent to Issuance of the Letter of Credit and Commitment to Purchase Bonds. The following were conditions precedent to the obligation of the Bank to issue the original Letter of Credit and to purchase Bonds under the Agreement:

         (a) the Company and/or the Guarantor provided to the Bank, in form and substance satisfactory to the Bank and its special counsel:

             (i) the written opinion of counsel to the Company and the Guarantor, dated the date of initial delivery of the Bonds, with respect to the matters referred to in Appendix 1 of the Agreement;

              (ii) the written opinions of Bond Counsel and counsel to the Issuer, dated the date of initial delivery of the Bonds, with respect to the matters referred to in Appendices 2 and 3 of the Agreement, respectively;

              (iii) a certificate or certificates, signed by a duly authorized officer of the Guarantor and a duly authorized officer of the Company, respectively, dated the date of initial delivery of the Bonds, stating that on the date of the execution and delivery of the Agreement:

                   (a) the representations and warranties contained in Article Five thereof were correct on and as of the date of the Agreement as though made on such date;

                   (b) none of the Events of Default (as defined in Article Seven thereof) had occurred and was continuing, or would result from the issuance of the Letter of Credit, the execution and delivery of the Agreement or any other Basic Document to which the Company or the Guarantor is a party, and no event had occurred and was continuing which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                   (c) the audited fiscal consolidated and unaudited consolidating (certified by the chief financial officer of the Guarantor) financial statements for the Fiscal Year ending January 26, 1985, accurately reflected the financial condition and performance of the Guarantor, the Company and Subsidiaries and no material adverse change had occurred in such financial condition and performance since April 27, 1985;

              (iv) evidence of due authorization, execution and delivery by the parties thereto of the Related Documents;

              (v) a copy of resolutions of the Board of Directors of the Company and the Guarantor, certified as of the date of the Letter of Credit by an authorized officer of the Company and the Guarantor, authorizing, among other things, the execution, delivery and performance by the Company of the Basic Documents to which the Company is a party and the Agreement and the Guaranty Agreement by the Guarantor and authorizing the Company to obtain the issuance of the Letter of Credit;

              (vi) certified copies of the Company's and the Guarantor's certificates of incorporation, by-laws and certificates of good standing in the State and, for the Company, evidence that it was in good standing for doing business in the State of Arkansas;

              (vii) executed counterparts or certified copies of the Related Documents;

              (viii) true and correct copies of all governmental approvals necessary (a) for the Company to enter into the Basic Documents to which the Company is a party, and the transactions contemplated by the Agreement and (b) for the Guarantor to enter into the Agreement and the Guaranty Agreement;

              (ix) a certificate of the Secretary of the Company certifying the name and true signatures of the officers of the Company authorized to sign the Basic Documents to which the Company is a party and a certificate of the Secretary of the Guarantor certifying the name and true signatures of the officers of the Guarantor authorized to sign the Agreement and the Guaranty Agreement;

              (x) a schedule of estimated Project costs and such other information relating to the Project;

              (xi) a certified copy of the resolution of the Issuer authorizing the issuance of the Bonds;

             (xii) evidence that Moody's Investors Service had given the Bonds a credit rating at least as high as the Bank's rating or that such Bonds qualified for such rating;

              (xiii) evidence that the Issuer had duly executed, issued and delivered the Bonds to the Trustee and the Trustee had duly authenticated the Bonds and delivered the Bonds against payment;

              (xiv)   audited   fiscal  consolidated   and   unaudited
consolidating (certified by the chief financial officer of the Guarantor) financial statements for the fiscal year ending January 26, 1985, including any management letters related thereto for the Company and the Guarantor;

              (xv)   a   set  of  preliminary  or  final   plans   and
specifications, trade cost breakdown, construction schedule and the general contract for the Project, if and to the extent such plans and specifications were available;

              (xvi) copy of subordinated debt agreement of the Guarantor and its Subsidiaries certified by the secretary of the Guarantor; and

              (xvii) the receipt of such other documents, certificates and opinions as the Bank or its special counsel requested and the acceptability of the documents, certificates and opinions in subsections (i) through (xvii) hereof to the satisfaction of such special counsel;

         (b) no law, regulation, ruling or other action of the United States, the State or the State of Arkansas or any political subdivision, agency or authority or court therein or thereof was to be in effect or to have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under the Agreement or under the Letter of Credit.

     Section 4.2 Conditions Precedent to this Modification and Renewal of the Letter of Credit. As conditions precedent to the obligation of the Bank to enter into this Modification, to renew the Letter of Credit and to purchase Bonds hereunder:

         (a) the Company and/or the Guarantor shall provide the Bank on the date of this Modification, in form and substance satisfactory to the Bank and its special counsel:

              (i) the written opinion of counsel to the Company and the Guarantor, dated the date of this Modification with respect to the matters referred to in Appendix 1 hereto;

              (ii) a certificate or certificates, signed by a duly authorized officer of the Guarantor and a duly authorized officer of the Company, respectively, dated the date hereof, stating that on the date of the execution and delivery of this Modification:

                   (a) the representations and warranties contained in Article Five of this Modification are correct on and as of the date of this Modification as though made on such date:

                   (b) none of the Events of Default (as defined in Article Seven hereof) has occurred and is continuing, or would result from the renewal of the Letter of Credit, the execution and delivery of this Modification or any other Basic Document to which the Company or the Guarantor is a party, and no event has occurred and is continuing which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                   (c) the audited fiscal consolidated and unaudited consolidating (certified by the chief financial officer of the Guarantor) financial statements for the Fiscal Year ending January 28, 1995, accurately reflect the financial condition and performance of the Guarantor, the Company and Subsidiaries and no material adverse change has occurred in such financial condition and performance since January 28, 1995;

              (iii) evidence of due authorization, execution and delivery by the parties thereto of the Modification Documents;

              (iv) a copy of resolutions of the Board of Directors of the Company and the Guarantor, certified as of the date of this Modification by an authorized officer of the Company and the Guarantor, authorizing, among other things, the execution, delivery and performance by the company and the Guarantor of this Modification and authorizing the company to obtain the renewal of the Letter of Credit;

              (v) certified copies of the Company's and the Guarantor's certificates of incorporation, by-laws and certificates of good standing in the State and, for the Company, evidence that it is in good standing for doing business in the State of Arkansas;

              (vi) a certificate of the Secretary of the Company certifying the name and true signatures of the officers of the Company authorized to sign this Modification and a certificate of the Secretary of the Guarantor certifying the name and true signatures of the officers of the Guarantor authorized to sign this Modification:

              (vii)   audited   fiscal  consolidated   and   unaudited
consolidating (certified by the chief financial officer of the Guarantor) financial statements for the fiscal year ending January 28, 1995, including any management letters related thereto for the Company and the Guarantor;

              (viii) the receipt of such other documents, certificates and opinions as the Bank or its special counsel may reasonably request and the acceptability of the documents, certificates and opinions in subsections (i) through (viii) hereof to the satisfaction of such special counsel;

         (b) no law, regulation, ruling or other action of the United States, the State or the State of Arkansas or any political subdivision, agency or authority or court therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under this Modification or under the Letter or Credit.


                                  ARTICLE FIVE
           Representations and Warranties of the Company and Guarantor

     The   Company  and  the  Guarantor  represent  and  warrant,  which representations and warranties shall be deemed to be remade at the time of each purchase of Bonds hereunder and at the time of each drawing under the Letter of Credit, that:

     Section 5.1 Organization. Corporate Powers. The Company and the Guarantor are business corporations duly incorporated, validly existing and in good standing under the law of the State, with all requisite power and authority to conduct its business and to own its properties and is qualified to do business in the State and the Company is qualified to do business in the State of Arkansas.

     Section 5.2 Corporate Authority, etc. The execution, delivery and performance by the Company of the Basic Documents to which it is a party and by the Guarantor of this Modification and the Guaranty Agreement, have been duly authorized by all necessary corporate action and such Basic Documents constitute legal, valid and binding obligations of the Company, and this Modification and this Guaranty Agreement constitute legal, valid and binding obligations of the subject to (i) bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to the enforcement of creditors' rights; and (ii) certain equitable remedies.

     Section 5.3 Compliance with Laws and Contracts. The execution, delivery and performance by the Company of the Basic Documents to which it is a party and this Modification and the Guaranty Agreement by the Guarantor do not and will not: (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award as currently in effect to which the Company or the Guarantor is subject or of the certificate of incorporation or by-laws of the Company or the Guarantor; (b) result in a breach of or constitute a default under the provisions of any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company or the Guarantor is subject or by which they, or their property, is bound; or (c) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature or with respect to any of the properties of the Company or the Guarantor other than as provided therein; and the Company and the Guarantor are not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement lease or instrument.

     Section 5.4 Governmental Approvals. The Company and the Guarantor have obtained all authorizations, consents, approvals, licenses, exemptions of or filing or registrations with all commissions, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the valid execution, delivery and performance by the Company of the Basic Documents to which it is a party and by the Guarantor of this Modification and the Guaranty Agreement.

     Section 5.5 Financial Statements. The audited consolidated and unaudited consolidating (certified by the chief financial officer of the Guarantor) financial statements of the Guarantor as at January 28, 1995 and April 29, 1995, heretofore delivered to the Bank were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the financial condition of the Company and the Guarantor at such dates and the results of its operations for the period then ended. No adverse change in the condition of the Company or the Guarantor as shown on such financial statements occurred from January 28, 1995, through and including the date of this Modification. There are no contingent liabilities of the Company or the Guarantor not disclosed in such financial statements nor are there any payments due of any material amounts.

     Section 5.6 Taxes. The Company and the Guarantor have filed all United States Federal tax returns and all other tax returns which, to the knowledge of the Company and the Guarantor, are required to be filed (whether informational returns or not), and have paid all taxes due, if any, pursuant to such returns or pursuant to any assessment received by the Company or the Guarantor, except such taxes, if any, as are being contested in good faith and as to which reasonable reserves have been provided.

     Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor or any of their properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Company or the Guarantor, would singly or in the aggregate, have a material adverse effect on the business, properties, earnings, prospects or conditions of the ability of the Company or the Guarantor to perform under this Modification or the Promissory Note.

     Section 5.8 Employee Benefit Plans.

         (a) As used in this Section 5.8 and in Section 7.1(a)(xiii) hereof, the following terms shall have the following meanings:

              (i) "Accrued Benefit" - shall have the meaning assigned to that term in Section 3(23) of ERISA.

              (ii) "Accumulated Funding Deficiency" - shall have the meaning assigned to that term in Section 302(a)(2) of ERISA and Section 412(a) of the Code.

             (iii) "Employee Pension Benefit Plan" - shall have the meaning assigned to that term in Section 3(2) of ERISA.

              (iv) "Employer Liability" - shall mean the liability computed under Sections 4062, 4063 and 4064 of ERISA.

              (v) "ERISA" - shall mean the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections, subtitles, titles or other parts of ERISA are to such sections, subtitles, titles or other parts as they may from time to time be amended or renumbered.

              (vi) "PBGC" - shall mean the Pension Benefit Guaranty Corporation.

              (vii) "Plan" - shall mean any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA but shall not include a multiemployer plan as defined in Section 3(37)A or Section 4001(A)(3) of ERISA), as well as any other written or formal plan or contract involving direct or indirect compensation, under which the Guarantor, the Company or any Subsidiary has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries, including but not limited to, each retirement, pension, profit sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

              (viii) " Reportable Event" - shall mean any of the events enumerated in Section 4043(b) of ERISA or the regulations issued thereunder.

              (ix) "Withdrawal Liability" - shall mean the liability described in Section 4201 of ERISA.

         (b) The written terms of each of the Plans and any related trust agreement group annuity contract, insurance policy or other funding arrangement are in compliance with the applicable requirements, if any, of ERISA, the Code or other applicable federal or state law and each of the Plans has been administered in compliance with such requirements and in accordance with its terms and the provisions of the applicable collective bargaining agreements, if any. Each of the Plans for which the Guarantor, the Company or any Subsidiary has claimed a deduction under Section 404 of the Code, as if such Plan was qualified under Section 401(a), 403(a), or 408(k) of the Code, has received a favorable determination letter from the Internal Revenue Service as to qualification under the appropriate section, and such favorable determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment to, or failure to amend such Plan. All contributions which were due and payable on or before the date hereof to the Plans have been made in full and in proper form, and adequate accruals have been provided for in the financial statements for all other contributions or amounts as may be required to be paid to the Plans with respect to periods which include the date hereof or ended prior thereto, and neither the Guarantor, the Company nor any Subsidiary has made or agreed to make, or is required to make (in order to bring any of the Plans into substantial compliance with the applicable requirements, if any, of ERISA, the Code or other applicable federal or state law), any changes in benefits which would materially increase the costs of maintaining any of the Plans. The present value of all Accrued Benefits of each of the Plans which is an Employee Pension Benefit Plan does not exceed the current value of the assets of each such Plan as of the date hereof (based on the interest rate, mortality and other actuarial assumptions then used for the purpose of
determining   the contributions  required to  be made to each such  Plan) in the aggregate, excluding any Plan for which the current value of Plan assets equals or exceeds the present value of all Accrued Benefits. No Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an Accumulated Funding Deficiency as of the end of any Plan's respective Plan year, whether or not waived. All premiums (and interest charges and penalties for late payment), if any, due the PBGC as of the date hereof with respect to the Plans have been paid and, since September 2, 1974, there has been no Reportable Event with respect of any of the Plans subject to Title IV of ERISA. No Employer Liability or Withdrawal Liability to the PBGC, to any Employee Pension Benefit Plan or to another Person or entity has been or is expected by the Company to be, incurred by the Company or any Subsidiary. None of the Plans subject to Title IV of ERISA has been terminated, no proceeding to terminate any of such Plans has been instituted, and there has been no complete or partial withdrawal, cessation of facility operations or occurrence or any other event that would result in the imposition of liability on the Guarantor, the Company or any Subsidiary under Title IV of ERISA. There is not now, nor since January 1, 1975 has there been, any transaction involving any Plan which is a "prohibited transaction" under Sections 406 and 407 of ERISA or Section 4975 of the Code in connection with which the Guarantor, the Company or any Subsidiary could be subject to any liability under Title I of ERISA or any excise tax imposed by Section 4975 of the Code. The Guarantor, the Company and each Subsidiary has, since January 1, 1975, satisfied any bond coverage requirement of ERISA and all reporting and disclosure obligations under ERISA and the Code with respect to each of the Plans and the related trust, group annuity contract, insurance policy or other funding arrangement. No liability for failure to comply with the withholding tax requirements applying to payments from the Plans has been or is reasonably expected by the Guarantor or the Company to be, incurred by the Guarantor, the Company or any Subsidiary. There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened, alleging a breach or breaches of the terms of any of the Plans or of any fiduciary duties thereunder, or violations of ERISA or the Code or other applicable federal or state law with respect to any such Plan which might reasonably be expected to result in material liability to the Guarantor, the Company or any Subsidiary or to have a material adverse effect on the operations or condition (financial or otherwise) of the Guarantor, the Company or any Subsidiary or any such Plan, nor is there any basis or grounds for any such material suit, action, dispute, claim, arbitration, proceeding or investigation.

     Section 5.9 Title to Property. The Company and the Guarantor have good and marketable title to all of their Property, free and clear of all Liens except for Liens shown in the financial reports of the Company or the Guarantor delivered to the Bank for the Fiscal Year ending January 28, 1995.

     Section 5.10 Liens. There are no Liens on the Project except Permitted Encumbrances (as defined in the Installment Sale Agreement). Except as otherwise provided by law, the obligations of the Company or the Guarantor to pay the amounts payable under this Modification are not subordinate, in any respect, to the payment of obligations under all other unsecured and unsubordinated loans, debts, guaranties or other similar obligations incurred, created or assumed by the Company or the Guarantor.

     Section 5.11 Offering Memorandum. The information concerning the Company and the Guarantor in the Offering Memorandum is materially accurate and there has been no material omission of information which in light of the circumstances would make the information concerning the Company or the Guarantor in the Offering Memorandum materially misleading or inaccurate.


                                   ARTICLE SIX
                                    Covenants

     Section 6.1 Affirmative Covenants. The Company and the Guarantor covenant and agree with the Bank that they will do the following so long as the Expiration Date has not occurred and the Stated Amount of the Letter of Credit has not been permanently reduced to zero, and thereafter so long as any amounts remain outstanding or obligations remain unfulfilled under this Modification or the Promissory Note, and for so long as the Bank shall be obligated to purchase Bonds under Section 2.1(b) hereof or shall be the registered holder of any Purchased Bond, unless the Bank shall otherwise consent in writing:

         (a) Accounting; Financial Statements and Other Information. The Guarantor and the Company shall deliver to the Bank:

              (i) within ninety (90) days after the end of each fiscal year of the Guarantor and the Company, respectively, consolidated and consolidating balance sheets of the Guarantor and the Company, respectively, and their consolidated Subsidiaries as at the end of such year, and consolidated and consolidating statements of income and retained earnings and changes in financial position of the Guarantor and the Company, respectively, and their consolidated Subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated and consolidating figures from the preceding fiscal year, all as reported on by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing;

              (ii) within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Guarantor and the Company, respectively, consolidated and consolidating balance sheets of the Guarantor and the Company, respectively, and their consolidated Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and retained earnings and changes in financial position of the Guarantor and the Company, respectively, and their consolidated Subsidiaries for such quarter and for the portion of the Guarantor's and the Company's, respectively, fiscal year ended at the end of such quarter as filed with the Securities and Exchange Commission, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Guarantor and the Company, respectively;

              (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer or the principal accounting officer of the Guarantor and the Company, respectively, (A) setting forth whether the
Guarantor  and  the  Company,  respectively,  were  in  compliance   with   the
requirements of Section 6.2 on the date of such financial statements, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default exists, setting forth the details thereof and the action which the Guarantor and the Company, respectively, are taking or propose to take with respect thereto, and (C) having attached thereto a schedule in reasonable detail satisfactory to the Bank setting forth the computations necessary to determine whether the Guarantor and the Company, respectively, are in compliance with the financial covenants set forth in Section 6.2;

              (iv) promptly upon the mailing thereof to the shareholders of the Guarantor and the Company, respectively, generally, copies of all financial statements, reports and proxy statements so mailed;

              (v) promptly upon the filing thereof, copies of all registration statements, annual reports and Form 8-K's or its equivalent which the Guarantor and the Company, respectively, shall have filed with the Securities and Exchange Commission;

              (vi) promptly upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the principal accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

              (vii) from time to time such additional information regarding the financial position or business of the Guarantor and the Company, respectively, as the Bank may reasonably request.

         (b) Compliance with Laws. Guarantor shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders. In furtherance, but not in limitation, of such obligation, Guarantor shall:

              (i)  comply  in  all  material  respects  with   all Environmental
Laws;

              (ii) notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party if there exists the reasonable likelihood of a material loss or liability or the reasonable likelihood of the suspension of business operations;

              (iii) In the event of any hazardous discharge from or affecting any of the premises of either Guarantor or any of its Subsidiaries which has a reasonable likelihood of resulting in a material loss or liability
or   a  material  suspension  of  business  operations,  (i)  notify  the  Bank immediately thereof, (ii) promptly contain and remove the same in the manner required by law, (iii) promptly pay any fine or penalty assessed in connection therewith unless being contested in good faith by proper proceedings, (iv) at the request of the Bank, permit the Bank to inspect all books, correspondence and records pertaining thereto, (v) at the Guarantor's expense, provide a report of a qualified environmental engineer reasonably acceptable to the Bank with sufficient information to enable the Bank to determine the Guarantor's liability for remediation and response costs, damages, fines and other costs and expenses arising out of the hazardous discharge, to the extent such liability can reasonably be quantified by the engineer, and (vi) provide such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

         (c) Preservation of Corporate Existence etc.; Conduct of Business; Ownership of Certain Subsidiaries. The Guarantor and each Restricted Subsidiary shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain each Restricted Subsidiary as a Restricted Subsidiary, except as otherwise permitted by Sections 6.2(e)(i), 6.2(e)(ii) and 6.2(i).

         (d) Maintenance of Properties; Insurance; Records. The Guarantor and each Restricted Subsidiary shall:

              (i) Maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

              (ii) Maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including public liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

              (iii) Keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

         (e) Payment of Taxes and Claims, etc. The Guarantor and each Restricted Subsidiary will pay, before they become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property, provided that the items enumerated in clauses (i) and
(ii) above need not be paid while being contested in good faith and by appropriate proceedings and provided further that adequate book reserves have been established with respect thereto, if required by GAAP, and provided further that the owing company's title to, and its right to use, its Property

         (f) Bond Proceeds; Additional Funds. Use the proceeds of the Bonds for the purposes set forth in the Indenture and complete the Project in accordance with Article III of the Installment Sale Agreement.

         (g) Further Assurance. Execute and deliver to the Bank all such documents and instruments and do all such other acts and things as may be necessary or required by the Bank to enable the Bank to exercise and enforce its rights under this Modification, and to record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Bank to validate, preserve and protect the position of the Bank under this Modification, the Promissory Note and the Security Agreement.

         (h) Disclosure to Bondholders. Permit the Bank and the Agent to disclose the financial information described in Section 6.1(a) hereof to potential Bondholders.

     Section 6.2 Negative Covenants. The Company and the Guarantor covenant and agree with the Bank that so long as the Expiration Date has not occurred and the Stated Amount of the Letter of Credit has not been permanently reduced to zero, and thereafter until the Bank delivers to the Company a certificate that to its knowledge no amounts remain outstanding under and no obligations remain unfulfilled under this Modification or the Promissory Note (which certificate shall not prejudice any rights of the Bank and which certificate shall not be unreasonably withheld), and for so long as the Bank shall be obligated to purchase Bonds under Section 2.1(b) hereof or shall be the registered holder of any Purchased Bond, the Company and the Guarantor will not directly or indirectly, unless the Bank shall otherwise consent in writing:

         (a) Mortgages, Liens, etc. Neither the Guarantor nor any Restricted Subsidiary will cause or permit or hereafter agree to consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:

              (i) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, repairmen, workmen, materialmen, carriers, warehousers, landlords and other like Persons, or similar statutory Liens, provided that (A) they do not in the aggregate materially reduce the value of any Properties subject to the Liens or materially interfere with their use in the ordinary conduct of the owning company's business, (B) all claims which the Liens secured are not delinquent or are being actively contested in good faith and by appropriate proceedings and (C) adequate reserves have been established therefor on the books of the Guarantor, if required by generally accepted accounting principles;

              (ii) Liens incurred or deposits made in the ordinary course of business (A) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

              (iii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (A) execution and other enforcement are effectively stayed, (B) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and (C) adequate reserves have been established therefor on the books of the Guarantor, if required by generally accepted accounting principles;

              (iv) Liens on Property of a Restricted Subsidiary, provided that they secure only obligations owing between the Guarantor and any Restricted Subsidiary;

              (v) Liens existing on the date hereof, which liens are set forth on Exhibit A hereto;

              (vi) other Liens not otherwise permitted under this Section 6.2(a)(i)-(v) securing Long Term Debt or Current Debt and limited to real estate, plant or equipment, provided such Liens secure the purchase price of such property, do not exceed the lesser of the cost or fair market value of such property, and do not extend to any other asset; and provided, further, that the aggregate amount of indebtedness secured by such Liens shall not exceed twenty percent (20%) of Consolidated Adjusted Tangible Net Worth or the amounts permitted under Section 6.2(b)(iv)-(v) with respect to indebtedness incurred by one of the Subsidiaries identified therein; and

              (vii) Liens resulting from the extension, refunding, renewal or replacement of the indebtedness secured by the Liens described in paragraphs
(iv), (v) and (vi) above, up to the amount outstanding under such indebtedness at the time of such extension, refunding, renewal or replacement.

         (b) Financial Covenants.

              (i) The Guarantor will at all times maintain Consolidated Current Assets at not less than 175% of Consolidated Current Liabilities.

              (ii) The Guarantor will at all times maintain Consolidated Working Capital of not less than $90,000,000.

              (iii) The Guarantor will at all times maintain Consolidated Adjusted Tangible Net Worth of not less than $80,000,000 plus 30% of Consolidated Adjusted Net Income accumulated after January 28, 1995. The minimum Consolidated Adjusted Tangible Net Worth requirement set forth in this Section shall be unaffected by and shall not be reduced as a result of losses, if any, sustained by the Guarantor or its consolidated Subsidiaries after January 28, 1995.

              (iv) The Guarantor shall not permit Buffalo China, Inc. to incur Total Funded Debt in excess of $5,000,000 and the Company to incur Total Funded Debt in excess of $7,500,000, except for Total Funded Debt payable to the Guarantor and permitted by Section 6.2(c).

              (v) The Guarantor shall not permit Kenwood Silver Company, Inc. to incur any Total Funded Debt.

              (vi) For the period of four (4) consecutive fiscal quarters immediately prior to the execution of this Modification and for each period of four (4) consecutive fiscal quarters thereafter, the Guarantor will maintain Consolidated Income Available for Interest Charges at not less than 200% of Consolidated Interest Charges.

              (vii) The ratio of Total Funded Debt of the Guarantor and its Restricted Subsidiaries to Consolidated Adjusted Tangible Net Worth shall not exceed:

                   (A) 1.55 through the fiscal quarter ending July 30, 1995; and

                   (B) 1.35 as at the end of each fiscal quarter ending after August 1, 1995.

         (c) Restricted Payments. Neither the Guarantor nor any Restricted Subsidiary will declare, make or incur any liability to make, any Restricted Payment or make or authorize any Restricted Investment or purchase or otherwise acquire any Restricted Payment or Restricted Investment if, immediately after giving effect to Restricted Payment or Restricted Investment:
(i) the sum of such Restricted Payments and the amount of Restricted Investments (valued immediately after such action) made after April 29, 1995 would exceed the sum of 20% of Consolidated Adjusted Net Income accumulated after January 28, 1995, plus $11,000,000; (ii) a Default or an Event of Default under this Modification would exist, or (iii) the Guarantor could not incur at least $1.00 of additional Total Funded Debt pursuant to Section 6.2(b)(vii).

         Notwithstanding anything in this Section 6.2(c) to the contrary, (i) the aggregate amount of loans and advances by Guarantor to, and accounts receivable of Guarantor from, Buffalo China, Inc. shall not exceed $10,000,000 and (ii) Guarantor shall not make or permit to exist any loans or advances by Guarantor to, or accounts receivable of Guarantor from, Kenwood Silver Company, Inc.

         (d) Restricted Dividends. Neither the Guarantor nor any Restricted Subsidiary will declare, make, pay or incur any liability for, any Restricted Dividend other than (i) a Restricted Dividend paid to Guarantor by a Restricted Subsidiary, (ii) Restricted Dividends paid during the fiscal year ending January 28, 1995, in an amount not to exceed $5,500,000 in the aggregate, and (iii) Restricted Dividends paid subsequent to January 28, 1995 which do not exceed the sum of $6,000,000 plus 50% of Consolidated Adjusted Net Income accumulated subsequent to January 28, 1995.

         (e) Consolidation, Merger Sale of Assets etc. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

              (i) Be a party to any merger or consolidation (except that a Restricted Subsidiary may merge into or consolidate with the Guarantor or another Restricted Subsidiary) provided that the Guarantor may merge or consolidate with another corporation if (A) the surviving or acquiring corporation (v) is organized under the laws of the United States or a jurisdiction thereof, (w) expressly assumes the covenants and obligations in the Guaranty Agreement and this Modification, (x) is solvent, (y) would not, immediately after giving effect to the transaction, be in default under any of the terms of this Modification, and (z) could, immediately after giving effect to the transaction, incur at least $1.00 of additional Total Funded Debt pursuant to Section 6.2(b)(vii), and (B) no Default shall have occurred, including, without limitation, a Default of the nature described in Section 7.1(a)(xv) hereof;

              (ii) (A) sell, lease, transfer or otherwise dispose of any of its Property (other than to the Guarantor and other than in a transaction permitted by Section 6.2(e)(i) or (B) sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, if the effect would be to reduce the direct or indirect proportionate interest of the Guarantor and its other Restricted Subsidiaries in the outstanding Subsidiary Stock of the Restricted Subsidiary whose shares are the subject of the transaction; provided, however, that these restrictions do not apply to:

                   (x) the issue of directors' qualifying shares; or

                   (y) the transfer of Property (other than Subsidiary Stock) in the ordinary course of business; or

                   (z) the transfer of Property (including up to, but not more than, 15% of the outstanding Subsidiary Stock of any Subsidiary) during any fiscal year to any Person if (A) such Property (valued at the greater of book or fair market value at the time of disposition thereof) does not, together with Property of the Company and all other Restricted

Subsidiaries previously disposed of during such fiscal year (other than in the ordinary course of business and other than to the Guarantor and other than in a transaction permitted by Section 6.2(e)(i)), constitute 10% or more of Consolidated Adjusted Tangible Assets determined as of the beginning of such fiscal year; (B) the sum of the portions of Consolidated Adjusted Net Income which were contributed during the immediately preceding four fiscal quarters by (1) such Property, (2) each Restricted Subsidiary which has been disposed of since the beginning of such four fiscal quarters (other than to the Guarantor and other than in a transaction permitted by Section 6.2(e)(i))), and (3) other Property of the Guarantor and all Restricted Subsidiaries disposed of since the beginning of such four fiscal quarters (other than in the ordinary course of business and other than to the Guarantor and other than in a transaction
permitted  by  Section  6.2(e)(i)),  do  not  constitute  more  than   10%   of
Consolidated Adjusted Net Income for any such four fiscal quarters; and (C) the amount of Subsidiary Stock transferred, when added to Subsidiary Stock previously transferred, does not exceed 15% of the outstanding Subsidiary Stock of any Subsidiary. For purposes of determining Guarantor's compliance with this subsection (z) in the event of a sale of up to 15% of the Subsidiary Stock of a Subsidiary, the Property transferred shall be deemed to be the Adjusted Tangible Assets of such Subsidiary multiplied by the percentage of Subsidiary Stock transferred.

         (f) Compliance with Law. The Guarantor and each Restricted Subsidiary will not be in violation of any laws, ordinances, or governmental rules and regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, properties or conditions (financial or otherwise) of the Guarantor and its Subsidiaries as a whole.

         (g) Taxability of Interest on Bonds. Neither the Guarantor nor the Company will take, or omit to take, any action or consent to the Trustee taking, or omitting to take, any action which would cause the interest on the Bonds to become taxable to the recipients therefor for any reason.

         (h) Guaranties. Neither the Guarantor nor any Restricted Subsidiary will become liable for or permit any of its Property to become subject to any Guaranty except: (a) Guaranties of Indebtedness for borrowed money under which the maximum aggregate principal amount guaranteed can be mathematically determined at the time of issuance, (b) other Guaranties under which the maximum aggregate amount guaranteed can be mathematically determined at the time of issuance, and (c) Guaranties of indebtedness under the Credit Agreement. Each Guaranty permitted by this Section 6.2(h) shall be included in either Current Debt or Long Term Debt in determining Guarantor's compliance with the covenants in this Article Six.

         (i) Transactions with Affiliates: Restricted Subsidiaries.

              (i)   Neither  the  Guarantor  nor  any   Restricted Subsidiary
will enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Guarantor or the Restricted Subsidiary as would be obtained in a comparable arm's-length transaction with a non-Affiliate.

              (ii) The Guarantor may from time to time cause any Subsidiary to be designated as a Restricted Subsidiary (provided the Subsidiary satisfies
the  requirements  set  forth  in  the  definition  of   Restricted Subsidiary)
or any Restricted Subsidiary to be designated an Unrestricted Subsidiary; provided, however, that neither Buffalo China, Inc. nor the Company may be designated an Unrestricted Subsidiary; and provided, further, that immediately following such action and after giving effect thereto, (A) no Event of Default would exist under the terms of this Modification, (B) the Guarantor and its Restricted Subsidiaries would be in compliance with all of the business covenants set forth in this Article Six if tested on the date of such action,
and   (C)  any  Restricted  Subsidiary  which  is  designated  an  Unrestricted
Subsidiary has no interest in any other Restricted Subsidiary or the Guarantor and has no indebtedness for borrowed money from the Guarantor or any Restricted Subsidiary, and provided, further, that once a Restricted Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary. Within ten (10) days following any designation described above, the Guarantor will deliver to the Bank a notice of such designation accompanied by a certificate signed by a principal financial officer of the Guarantor certifying compliance with all requirements of this
Section 6.2(i) and setting forth all information required in order to establish such compliance.

         (j) ERISA Compliance.

              (i)   Neither  the  Guarantor  nor  any   Restricted Subsidiary
will at any time fail to comply with the minimum funding  standards of Title I,
Part 3 of ERISA or Section 412 of the Code.

              (ii) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Guarantor and shall comply with all requirements of law.

              (iii) Neither the Guarantor nor any Restricted Subsidiary will at any time permit any Pension Plan maintained by it to:

                   (a) engage in any "prohibited transaction", as such term is defined in Section 4975 of the Code;

                   (b) incur any "accumulated funding deficiency", as such term is defined in Section 30 of ERISA, whether or not waived; or

                   (c) be terminated in a manner which could result in the imposition of a Lien on the Property of the Guarantor or any Restricted Subsidiary pursuant to Section 4068 of ERISA.


                                  ARTICLE SEVEN
                                    Defaults

     Section 7.1 Events of Default and Remedies.

         (a) If any of the following events shall occur and be continuing (each such event shall be an "Event of Default"):

              (i) any representation or warranty made by the Company or the Guarantor in the Agreement, this Modification or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith shall prove to have been false or misleading in any material respect either on the date hereof, on the date of any drawing under the Letter of Credit or purchase of any bond pursuant to
Section 2.1(b) hereof, or on the date when made;

              (ii) an event of default shall have occurred (or would occur but for the passage of time or the lack of notice or both) and is continuing under any of the Basic Documents (as defined respectively therein);

              (iii) default in the payment of principal of the Promissory Note five (5) days after the same shall become due and payable;

              (iv) default in the payment of interest on the Promissory Note five (5) days after the same shall become due and payable;

              (v) five (5) days after default in the payment due under the Installment Sale Agreement by the Company of the Company's payment obligation under the Installment Sale Agreement;

              (vi) default in the payment of any Letter of Credit Fee or other amount required to be paid or reimbursed under this Modification or the Promissory Note to the Bank five (5) days after the same shall become due and payable;

              (vii)  default in the due observance of the covenants set forth in
Section 6.1 and the continuance of such default for thirty  (30) days;

              (viii) default in the due observance or performance of the negative covenants contained in Section 6.2 hereof;

              (ix) the Guarantor or any Restricted Subsidiary shall (i) fail to pay any aggregate indebtedness exceeding $1,000,000 (other than the Notes) when due or interest thereon and such failure to pay shall continue for more than any applicable period of grace with respect thereto or (ii) fail to observe or perform any term, covenant, or agreement contained in any agreement or instrument (other than this Modification Agreement or the Notes) by which it is bound evidencing or securing or relating to any aggregate indebtedness exceeding $1,000,000 and such failure to observe or perform continues for more than any applicable period of grace with respect thereto, if the effect of such failure to observe or perform is to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders thereof or of any obligations issued thereunder or a trustee or trustees acting on behalf of such holder or holders to cause acceleration of the maturity thereof or of any such indebtedness;

              (x) The Company or the Guarantor or any Subsidiary of either makes an assignment for the benefit of creditors, enters into a composition of creditors, files a petition under the Bankruptcy Code, is unable generally to pay its debts as they come due, is insolvent or bankrupt or its debts are greater than its property net of any property which was transferred, concealed or removed with the intent to hinder, delay or defraud its creditors or there is entered any order or decree granting relief in any involuntary case commenced against the Company or the Guarantor or any Subsidiary of either under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or if the Company or the Guarantor or any Subsidiary of either petitions or applies to any tribunal or governmental entity for any receiver, trustee, liquidator, assignee, custodian or sequestrator (or other similar official) of the Company or the Guarantor or any Subsidiary of either or of any substantial part of the Company's or the Guarantor's (or any Subsidiary of either) assets, or the Company or the Guarantor or any Subsidiary of either has transferred, concealed or removed any of its property with intent to hinder, delay or defraud its creditors generally or the Bank or Bondholders, in particular, or a transfer of all or a substantial or material portion of its property, or commences any readjustment of debt, dissolution, liquidation or other similar procedure under the law or statutes of any jurisdiction, whether now or hereafter in effect, or if there is commenced against the Company or the Guarantor or any Subsidiary of either any such involuntary case or proceeding in a court of law or the Company or the Guarantor or any Subsidiary of either by any act indicates its consent to, approval of, or acquiescence in any such case or proceeding in a court of law, or to an order for relief in an involuntary case commenced against the Company or the Guarantor or any Subsidiary under any such law, or to the appointment of any receiver, trustee, liquidator, assignee, custodian or sequestrator (or other similar official) for the Company or the Guarantor or any Subsidiary or a substantial part of the
Company's or the Guarantor's assets (or any subsidiary of either), or if the Company or the Guarantor or any Subsidiary takes any action for the purposes of effecting the foregoing; or if the Issuer becomes a debtor under the Bankruptcy
Code   or   otherwise  adjusts  its  debts  under  judicial  or  administrative administration or otherwise restructures its debts generally or is insolvent, bankrupt, seeks liquidation or dissolution or unable to meet its debts as they become due;

              (xi) any material provision of this Modification or of any of the Basic Documents shall cease to be valid and binding, or the Company, the Guarantor or any governmental authority shall contest any such provision, or the Company, the Guarantor, or any agent, custodian or trustee on behalf of the Company or the Guarantor, shall deny, in writing, signed by an executive officer of the Company or the Guarantor (as defined in the Articles of Incorporation or By-Laws of the Company or the Guarantor as existing on the date of execution of this Modification), that it has any or further liability under this Modification or any of the Basic Documents to which either is a party;

              (xii) judgment for the payment of money in excess of an aggregate of $500,000 shall be rendered against the Company or the Guarantor or any Subsidiary of either and the same shall remain undischarged or unbonded for a period of sixty (60) consecutive days after notice of appeal, if any, has been filed or sixty (60) days after expiration of the time for filing such notice has expired;

              (xiii) the Company or the Guarantor, in the reasonable opinion of the Bank, will experience a Material Adverse Effect on the operations, properties or conditions (financial or otherwise) of the Company or the Guarantor or any Subsidiary of either as a result of:

                   (A) a Reportable Event, Plan termination, complete or partial withdrawal, cessation of facility operations or any other event that could result in liability under Title IV of ERISA other than an event based on the participation in or withdrawal from a "multiemployer plan" as defined in
Section 3(37)A or Section 4001(A)(3) of ERISA;

                   (B) a failure to comply with the written terms of any Plan or related document (including, but not limited to, a collective bargaining agreement) or a failure to discharge any duty or obligation thereunder;

                   (C) a loss of any prior qualification of any Plan or related trust under Sections 401(a), 403(a), 408(k) or 501(a) of the Code;

                   (D) a threatened or pending suit, action, dispute, claim, arbitration or legal, administrative or other proceeding, audit or investigation with respect to any Plan;

                   (E) the total present value of all Accrued Benefits under all of the Plans which is an Employee Pension Benefit Plan exceeds by $10,000,000 or more the current value of the assets of all such Plans as of the most recent valuation date with respect to such Plan (based on the interest rate, mortality and other actuarial assumptions then used for the purpose of determining the contributions required to be made to each such Plan), excluding any plan for which the current value of Plan assets equals or exceeds the present value of all Accrued Benefits; or

                   (F) any combination of the above;

and such default has not been cured or waived within sixty (60) days after the occurrence thereof; for purposes of this subsection (xiii) and Section 5.8, a "Material Adverse Effect" shall be deemed to exist if there is any material expense, liability or loss to the Company, the Guarantor or any Subsidiary of either;

              (xiv) the Guarantor shall default on its guaranty of payment contained in Section 3.1 hereof;

              (xv) any Person or two or more Persons acting in concert (other than the Guarantor, any Subsidiary of the Guarantor, any employee benefit plan maintained by the Guarantor or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity) (A) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly of securities of the Guarantor (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Guarantor (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency;

then:

         (b) In the Event of Default, at any time thereafter, during the continuance of any such Event of Default, the Bank may:

              (i) give notice to: (a) the Trustee as provided for in Section 9.01(f) of the Indenture of the Event of Default; and (b) to the Tender Agent or the Trustee as provided in, and subject to compliance with the terms and time limits imposed by Section 2.6(a) of this Modification, if applicable;

              (ii) demand immediate payment of any Unreimbursed Amounts and any other amounts under this Modification or any amounts owing as evidenced by the Promissory Note;

              (iii) take any actions permitted with respect to the collateral, under the Security Agreement;

              (iv)  terminate  its  obligation  to  purchase  Bonds pursuant to
Section 2.1(b) of this Modification; and/or

              (v)  pursue any other action available at law  or  in equity.



                                  ARTICLE EIGHT
                                  Miscellaneous

     Section 8.1 No Deductions, Increased Costs.

         (a) All sums payable by the Company or the Guarantor hereunder or under the Promissory Note or the Bonds, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that the Company or the Guarantor is compelled by law to make any such deduction or withholding, then the Company or the Guarantor shall pay the Bank such additional amount as will result in the receipt by the Bank of a net sum equal to the sum it would have received had no such deduction or withholding been required to be made. In the event such law, regulation or condition shall be revoked, rescinded, declared invalid or inapplicable or otherwise rescinded, the Bank shall forthwith refund to the Company or the Guarantor any and all amounts repaid to it upon or after such rescission which are attributable to payments made by the Company or the Guarantor to the Bank pursuant to this Section.

         (b) If any change in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy of a governmental agency or official, whether or not having the force of law, which the Bank, in the reasonable exercise of its judgment complies with, and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof occurs which:

              (i) subjects the Bank to any tax not imposed on the date of this Modification, with respect to: (a) any amount paid or to be paid by the Bank, as the issuer of the Letter of Credit (other than any tax measured by or based upon the overall net income of the Bank imposed by the jurisdiction in which the Bank has its principal office), or (b) the Letter of Credit;

              (ii) changes the basis of taxation of payments to the Bank of principal of or interest on the amount described in clause (i)(a) above, or, with respect to the Letter of Credit, other amounts payable hereunder or under the Promissory Note or any Purchased Bond then held by it; or

              (iii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Bank in connection with payments by the Bank under this

Modification or under the Promissory Note, any such Purchased Bond or the Letter of Credit: or

              (iv) imposes upon the Bank any other condition with respect to such amount paid or payable to or by the Bank or with respect to this Modification, the Promissory Note, any such Purchased Bond or the Letter of Credit;

and the result of any of the foregoing is to increase the cost to the Bank of making any payment or maintaining the Commitment, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank under this Modification or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it under this Modification, in each case by an amount which the Bank in its sole judgment deems material, then and, in any such case in which a payment to the Bank is based upon the Prime Rate, to the extent that any such increased cost, reduction or payment is not factored into the Prime Rate:

                   (1) the Bank shall promptly notify the Company in writing of the happening of such event;

                   (2) the Bank shall promptly deliver to the Company a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Bank or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

                   (3) the Company shall pay to the Bank, within thirty (30) days after delivery of the certificate referred to in clause (2) above, such amount or amounts as will compensate the Bank for such additional cost, reduction or payment. The certificate of the Bank, signed by a vice president or more senior officer of the Bank, as to the additional amounts payable pursuant to this paragraph delivered to the Company shall be conclusive evidence, absent error of the amount thereof.

     Section 8.2 Right of Setoff;  Other Collateral.

         (a) Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing to the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Modification, irrespective of whether or not the Bank shall have made any demand under this Modification and although such obligations may be unmatured.

         (b) Without modifying the payment provisions of Section 2.2 of this Modification, the Promissory Note or any Purchased Bonds, the Bank hereby agrees to waive its rights, at law or otherwise, at any time after the commencement of and during the pendency of a case by or against the Company under the Bankruptcy Code, as now constituted or hereafter amended, to set off and apply any and all deposit (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by the Bank to or for the account of the Company against any and all of the obligations of the Company under Section 2.2 of this Modification, the Promissory Note or any Purchased Bonds to reimburse the Bank for amounts drawn and paid under the Letter of Credit; provided, that such waiver shall terminate and be of no force and effect as and when and to the extent that the exercise of such rights would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling its obligation under the Letter of Credit, and provided, further, that such waiver shall terminate and be of no force and effect if the absence of such waiver would not result in the lowering or suspension by Moody's Investors Service of its rating of the Bonds.

         (c) The Bank hereby agrees that it will not at any time accept any collateral as security for the payment of the reimbursement obligations of the Company set forth in Section 2.2 of this Modification, the Promissory Note or any Purchased Bonds unless provision is made prior to or simultaneously with the taking of such collateral security by the Bank for an equal an rateable interest in such collateral security to be granted to the Trustee for the benefit of the owners from time to time of the Bonds; provided, that such agreement shall terminate and be of no force and effect as and when and to the extent that the acceptance of such collateral would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling its obligation under the Letter of Credit, and provided, further, that such agreement shall terminate and be of no force and effect if the absence of such agreement would not result in the lowering or suspension by Moody's Investors Service of its rating of the Bonds.

     Section 8.3 Indemnity, Costs, Expenses and Taxes.

         (a) The Company agrees to indemnify and hold harmless the Bank from and against, and to pay on demand, any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever which the Bank may incur or suffer by reason of or in connection with the execution and delivery of this Modification or payment under the Letter of Credit, and any other documents which may be delivered in connection with this Modification or the Letter of Credit including, without limitation, the fees and expenses of counsel for the Bank, with respect thereto, and with respect to advising the Bank prior to the date hereof as to their rights and responsibilities under this Modification and the Letter of Credit and all fees and expenses, if any, in connection with the enforcement or defense of the rights of the Bank in connection with this Modification or the collection of any monies due hereunder or under the Promissory Note, any Purchased Bond, the Letter of Credit and such other documents which may be delivered in connection with the Modification and the Letter of Credit; except, only if, and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of the Bank in performing or failing to perform its obligations under this Modification or in making payment against a draft presented under the Letter of Credit which does not comply with the terms thereof (it being understood that (x) in making such payment the Bank's exclusive reliance on the documents presented to the Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, and (y) any such non-compliance in an immaterial respect shall not be deemed willful misconduct or gross negligence of the Bank). The Company, upon demand by the Bank at any time, shall reimburse the Bank for any legal or other expenses incurred in connection with investigating or defending against any such claim, loss, liability, cost or expense, except if the same is due to the Bank's gross negligence or willful misconduct. Promptly after receipt by the Bank of notice of the commencement, or threatened commencement, of any action subject to the indemnities contained in this Section, the Bank shall promptly notify the Company thereof; provided, however, that the failure of the Bank so to notify the Company will not affect the obligation of the Company to indemnify the Bank with respect to such action or any other action pursuant to this Section. Notwithstanding Section 8.10, the obligations of the Company under this Section shall survive payment of any amounts due under the Promissory Note, the Purchased Bonds or this Modification and the expiration of the Letter of Credit.

         (b) In the event that any amounts paid to the Bank by the Company pursuant to paragraph (a) of this Section are subsequently required to be refunded to the Company by the Bank as the result of a final judgment or non-appealable order, or an agreement between the parties, the Bank shall also refund interest on such refunded amount (to the extent such refunded amount was, during the period for which interest is to be so calculated pursuant to this paragraph (b), within the Banks' control) in an amount equal to the amount of interest which such refunded amount would have earned from the date such amount was originally paid by the Company to the Bank, to, but not including the date of such refund, at the average certificate of deposit rate of the Bank having a term equal to the period during which such refunded amount was held by the Bank.

     Section  8.3A  Capital  Adequacy.  If  after  the  date   of   this
Modification, the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or adoption after the date hereof, of any other applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing, or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations under the instruments executed and delivered to evidence and/or to secure the obligations of the Company and Guarantor to the Bank to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand therefor by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for such reduction.

     Section 8.4 Obligations Absolute. The obligations of the Company under this Modification shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Modification under all circumstances whatsoever, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, the Promissory Note, the Basic Documents or any other
agreement   or   instrument  relating  thereto  (collectively,   the   "Related
Documents"); provided, however, that this Section 8.4 shall not prohibit the Company from asserting as a defense to its obligation to pay Letter of Credit Fees the lack of validity or enforceability of the Letter of Credit if the Bank refuses to pay any amount drawn under the Letter of Credit in accordance with the terms thereof;

         (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

         (c) the existence of any claim, set-off, defense or other rights which the Company may have at any time against the Trustee, any beneficiary or any such transferee of the Letter of Credit (or any persons or entities for which the Trustee, the Tender Agent, any such beneficiary or any such transferee may be acting), the Bank (other than the defense of payment to the Bank in accordance with the terms of this Modification), or any other person or entity, whether in connection with this Modification, the Related Documents or any unrelated transaction;

         (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; and

         (e) payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Bank.

For purposes of this Section 8.4, the Bank's payment against any draft or acceptance of any document failing to comply with the terms of the Letter of Credit in any immaterial respect shall not be deemed willful misconduct or gross negligence.

     Section 8.5 Liability of the Bank. The Company assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid,
insufficient,   fraudulent  or  forged;  (c)  payment  by  the   Bank   against
presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct or consequential damages suffered by the Company which the Company proves were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit (it being understood that any such noncompliance in any immaterial respect shall not be deemed willful misconduct or gross negligence of the Bank) or (ii) the Bank's willful failure or gross negligence to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor Trustee to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of the Letter of
Credit.   In furtherance and not in limitation of the foregoing, the  Bank  may
accept   documents  that  appear  on  their  face  to  be  in  order,   without
responsibility  for  further  investigation,  regardless  of  any   notice   or
information to the contrary; provided, however, that if the Bank shall receive timely written notification (at both addresses specified in Section 8.16, under the notice address for the Bank) from both the Trustee and the Company that sufficiently identified (in the opinion of the Bank) documents to be presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents. The Bank is not obligated to honor such notification if timely written notice is not received by the Letter of Credit Department of the Bank.

     Section 8.6 Participants. The Bank shall have the right to grant participations (to be evidenced by one or more participation agreements or certificates of participation) in this Modification, in the Promissory Note/ in the Purchased Bonds and in its rights and obligations under the Letter of Credit at any time and from time to time to one or more other financial institutions (each a "Participant"). The Guarantor and Company shall cooperate in all respects with the Bank in connection with the sale of such participations, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be requested by the Bank. The Guarantor and Company grant to the Bank the right to distribute, on a confidential basis financial and other information concerning the Guarantor, its Subsidiaries and the Project to any party who has purchased such a participation or who has expressed a serious interest in doing so.

     Section 8.7 Calculations. All fees shall be computed on the basis of a 360-day year (composed of 30-day months) for the actual number of days elapsed, which shall include the first day on which fees are payable but shall exclude the day on which payment is made.

     Section 8.8 Extension of Maturity. If any payment to the Bank would become due and payable on other than a Business Day, such payment shall instead become due on the next succeeding Business Day and interest shall be payable thereon at the rate herein specified during such extension.

     Section 8.9 Drawing and Purchase a Certification. Each drawing by the Trustee under the Letter of Credit and purchase by the Bank of a Bond under
Section 2.1(b) shall be deemed (i) a certification by the Company and the Guarantor that the representations and warranties of the Company and the Guarantor contained in Article Five of this Modification shall be correct in all material respects as of the date of the drawing, (ii) a certification by the Company and the Guarantor that the conditions specified in Section 4.1 of this Modification remain fulfilled, and (iii) a certification by the Company and the Guarantor that it is in all other respects in material compliance with the provisions of this Modification.

     Section 8.10 Survival of This Agreement. All covenants, agreements, representations and warranties made in this Modification shall survive the issuance by the Bank of the Letter of Credit and shall continue in full force and effect until the Expiration Date shall have occurred, or the Stated Amount of the Letter of Credit shall have been permanently reduced to zero prior to the Expiration Date, and no sums drawn or due thereunder or hereunder or under the Promissory Note or under any Purchased Bond shall be outstanding or unpaid, regardless of any investigation made by any Person and so long as any amount payable hereunder remain unpaid. Whenever in this Modification the Bank is referred to, such reference shall be deemed to include the successors and assigns of the Bank and all covenants, promises and agreements by or on behalf of the Company and the Guarantor which are contained in this Modification shall inure to the benefit of the successors and assigns of the Bank. The rights and duties of the Company or the Guarantor, however, may not be assigned or transferred, except as specifically provided in this Modification or with the prior written consent of the Bank, and all obligations of the Company and the Guarantor hereunder shall continue in full force and effect notwithstanding any assignment by the Company or the Guarantor of any of its rights or obligations under any of the Basic Documents.

     Section   8.11  Modification  of  This  Agreement.  No   amendment,
modification or waiver of any provision of this or any other Basic Document or the Promissory Note or the Bonds shall be effective unless the same shall be in writing and signed by the Bank and no consent to any departure by the Company or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall e effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company or the Guarantor in any case shall entitle the Company or the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     Section 8.12 Waiver of Rights by the Bank. No course of dealing or failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Letter of Credit, this Modification, the Promissory Note, the Bonds or any Basic Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The rights of the Bank under the Letter of Credit and the rights of the Bank under this Modification, the Promissory Note, the Bonds and the Basic Documents are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

     Section 8.13 Source of Funds. All payments made by the Bank pursuant to
Section 2.1(b) of this Modification or pursuant to the Letter of Credit shall be made from its own funds or from funds obtained from a Participant as provided in Section 8.6 of this Modification, but in no event shall such payment be made with funds obtained from the Company, the Guarantor or the Issuer.

     Section 8.14 Severability. In case any one or more of the provisions contained in this Modification should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 8.15 Governing Law. This Modification shall be construed in accordance with and governed by the law of the State of New York.

     Section 8.16 Notices.

         (a) All notices hereunder shall be given by United States certified or registered mail, by telegram or by other telecommunication device capable of creating written record of such notice and its receipt, unless otherwise specifically provided herein or in the Letter of Credit. Notices hereunder shall be effective when received and shall be addressed:


If to the Bank, to:      Chemical Bank
                         1975 Lake Street
                         Elmira, New York 14901
                         Attention: Account Officer for Camden Wire Co., Inc.
                                    and Oneida Ltd.

With a copy to:          Chemical Bank
                         Letter of Credit Department
                         55 Water Street
                         South Building, 17th Floor
                         New York, New York 10041
                         Attention:  Victor Marinaccio, Vice President

If to the Company, to:   Camden Wire Co., Inc.
                         12 Masonic Avenue

                         Camden, New York 13316
                         Attention: Treasurer

If to the Guarantor, to: Oneida Ltd.
                         163-181 Kenwood Avenue
                         Oneida, New York 13421
                         Attention: Treasurer

If to the Agent, to:     Chemical Securities, Inc.
                         270 Park Avenue, 6th Floor
                         New York, New York 10017
                         Attention: Alex Polaczyk

If to the Trustee, to:   Simmons First National Bank of Pine Bluff
                         501 Main Street
                         Pine Bluff, Arkansas 71661
                         Attention: Trust Department

If to the Tender Agent,
to:                           Chemical Bank
                              450 W. 33rd Street, 15th Floor
                              New York, New York 10001
                              Attention: Art Cabral, AVP

         (b) The Bank agrees to give immediate notice, promptly confirmed in writing, to the Tender Agent and the Agent of any notice of an Event of Default given to the Trustee by the Bank as described in Section 7.1(b)(i)(a) of this Modification.

     Section 8.17 Headings. The table of contents and captions in this Modification are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 8.18 Counterparts. This Modification may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signature of each of the parties hereto shall be delivered to the Company, the Guarantor and the Bank.

     Section 8.19 Reference to Other Documents. Any reference in any of the Basic Documents or the Related Documents to the Agreement shall be deemed to refer to the Agreement as restated and modified in this Modification.

     Please signify your agreement and acceptance of the foregoing by executing this Modification in the space provided below.

                                        Very truly yours,

                                        CHEMICAL BANK
                                        By:  /s/  Christine M. McLeod
                                        Vice President

Agreed to and Accepted,
August 1, 1995
                                        CAMDEN WIRE CO., INC.
                                        By: /s/ George F. Miller, III
                                        Vice President and Treasurer

                                        ONEIDA  LTD.
                                        By: /s/ Barry G. Grabow
                                        Treasurer

                    FORM OF LETTER OF CREDIT

                          CHEMICAL BANK

              IRREVOCABLE STANDBY LETTER OF CREDIT


                                         August 1, 1985

Simmons First National Bank of Pine Bluff, as trustee
     (the "Trustee") under the Indenture of Trust (the "Indenture") dated as of August 1, 1985, by the City of Pine Bluff, Arkansas (the "Issuer") to the Trustee.

Attention:  Trust Department


Dear Sirs:

     We hereby establish in your favor our irrevocable standby Letter  of Credit
No.   C281929   for  the account of Camden  Wire  Co.,  Inc.  (the "Company"), whereby we hereby irrevocably authorize you to draw on us from time to time from and after the date hereof to and including our close of business on August 1, 1986 (the "Expiration Date") a maximum aggregate amount not exceeding
U.S. $9,560,958.90 (the "Stated Amount") of which the sum of $9,000,000 may be drawn on by you to pay principal or the principal component of the purchase price (the "Principal Stated Amount") of the Issuer's $9,000,000
aggregate  principal amount of a Variable  Rate  Demand  Industrial Development
Refunding and Constriction Revenue Bonds (Camden Wire Project), Series 1985 dated August 1, 1985 (the "Bonds"), in accordance with the terms hereof and the sum of $560,958.90 may be drawn on by you to pay up to 182 days' interest (based on a year of 365 days) accrued on or the interest component of the purchase price of the Bonds (the "Interest Stated Amount") on or prior to
the   Expiration Date; available against the following documents (the  "Payment
Documents") presented to Chemical Bank (the "Bank") at our Letter of Credit Department at 55 Water Street, South Building, 17th Floor, New York, New York 10041 (or such other place as we may from time to time specify) or by telecopier (212-344-7731 or 212-344-7741), attention.: Victor Marinaccio, Vice President (or such other person as we may from time to time specify):

         (i) a certificate (i) in the form attached as Exhibit A hereto to pay principal of the Bonds which is due and payable (other than the purchase price in respect of principal) (an "A Drawing"), (ii) in the form attached as Exhibit B hereto to pay up to 182 days' interest (based on a year of 365 days) on, or the interest component of the purchase price of, the Bonds (a "B Drawing") which is either (a) due and payable on the Bonds or (b) accrued on Bonds being purchased with the proceeds of any draft drawn hereunder following presentment of a certificate in the form of Exhibit C hereto, or (iii) in the form attached as Exhibit C hereto to pay the purchase price in respect of principal of the Bonds being purchased (a "C Drawing"), each signed by one who states therein that he is your duly authorized officer and dated the date such certificate is presented hereunder; and

         (ii) a sight draft in the form attached as Exhibit E hereto (a) drawn by and payable to you on us, (b) bearing the number of this Letter of Credit,
(c) if presented prior to 11:00 A.M., New York City time, and on a day that is not a Saturday, Sunday or legal holiday in the Sate of New York or a day on which Chemical Bank is authorized or required to close (a "Business Day"), of even date with such certificate or, if presented after 11:00 A.M., New York City time, on a Business Day, dated the following Business Day and (d) having inserted therein where indicated a dollar amount not in excess of the amount equal to the balance available hereunder (i.e., the difference between (I) the maximum aggregate amount available under this Letter of Credit as provided above with respect to principal, purchase price, or interest, as the case may be, less (II) the aggregate amount of all previous drawings made and paid under this Letter of Credit with respect to principal, purchase price or interest, as the case may be, other than drawings with respect to which the Bank's obligation to honor demands for payment under this Letter of Credit has been reinstated pursuant to the express provisions hereof).

     We agree to honor and pay the amount of any draft if drawn and presented with the documents required by and otherwise in compliance with all of the terms of this Letter of Credit. If any draft is presented prior to 11:00 A.M., New York City time, on a Business Day, payment shall be made to you of the amount specified, in immediately available funds, before 4:00 P.M., New York City time, on the same Business Day and if any draft is presented after 11:00 A M., New York City time, on a Business Day, payment shall be made to you of the amount specified, in immediately available funds, before 4:00 P.M., New York City time, on the following Business Day.

     After payment by us of an A Drawing, the Principal Stated Amount shall be reduced permanently and automatically by an amount equal to the amount so paid and the Interest Stated Amount shall be reduced permanently and automatically, with such reduction of the Interest Stated Amount in an amount equal to 182 days' interest (calculated at the rate of twelve and one-half of one percent (12 1/2 per annum, based on a year of 365 days) on the amount of such reduction of the Principal Stated Amount, such reductions of the Principal Stated Amount and the Interest Stated Amount to be effective at the time of such payment by us.

     After payment by us of a B Drawing (other than a B Drawing to pay accrued interest on Bonds purchased with the proceeds of a C Drawing), the Interest Stated Amount shall be reduced automatically, subject to reinstatement as provided in the following sentence, by an amount equal to the amount so paid, such reduction to be effective at the time of such payment by us. Notwithstanding the foregoing sentence, the Interest Stated Amount shall be automatically reinstated in the full amount of such drawing at the close of business on the tenth (10th) calendar day following payment of such drawing, unless prior to such time on the tenth (10th) calendar day, you, in your capacity as Trustee, shall have received either written notice, or telephonic notice, promptly confirmed in writing, from us of the occurrence of an Event of Default under the Letter of Credit, Bond Purchase and Guaranty Agreement dated as of August 1, 1985, among the Company, Oneida, Ltd. (the "Guarantor") and us (the "Letter of Credit Agreement").

     After payment by us of a C Drawing, the Principal Stated Amount shall be reduced automatically subject to reinstatement as provided in this paragraph by an amount equal to the amount so paid in respect of such C Drawing. The Interest Stated Amount shall be reduced automatically, at the same time as such reduction of the Principal Stated Amount referred to in the immediately preceding sentence, after payment by us of a B Drawing accompanying a C Drawing, in an amount equal to the number of days of accrued interest paid by us in connection with such B Drawing, such reductions to be effective at the time of such payments by us. Amounts reduced from time to time in connection with a C Drawing, or in connection with a B Drawing to pay accrued interest on Bonds purchased with the proceeds of a C Drawing, will be reinstated by the Bank upon the receipt by the Bank of a certificate, signed by one who states therein that he is your duly authorized officer and dated the date such certificate is presented, in the form of Exhibit G hereto, unless, prior to receipt by us of such notice you shall have received from us either written notice, or telephonic notice, promptly confirmed in writing, of the occurrence of an Event of Default under the Letter of Credit Agreement.

     After purchase by us of Bonds pursuant to Section 2.1(b) of the Letter of Credit Agreement, the Principal Stated Amount may be reduced upon presentation to us of a certificate in the form of Exhibit F, subject to reinstatement as provided in the following sentence, by an amount equal to the principal amount of Bonds so purchased, and the Interest Stated Amount shall be reduced automatically, at the same time as such reduction in the Principal Stated Amount referred to in this sentence, subject also to reinstatement as provided in the following sentence, in an amount equal to the number of days of accrued interest paid by us in connection with such purchase of Bonds on the principal amount of Bonds so purchased, such reductions to be effective at the time of such purchase. Amounts reduced from time to time in connection with a purchase of Bonds pursuant to Section 2.1(b) of the Letter of Credit Agreement resulting from your presentation to us of a certificate in the form of Exhibit F hereto as described in the immediately preceding sentence will be reinstated by us upon the receipt by us of a certificate, signed by one who states therein that he is your duly authorized officer and dated the date such certificate is presented, in the form of Exhibit G hereto, unless, prior to receipt by us of such notice, you shall have received from us either written notice, or telephonic notice, promptly confirmed in writing, of the occurrence of an Event of Default under the Letter of Credit Agreement.

     Upon receipt by us of a certificate from you in the form of Exhibit F hereto, we will automatically reduce the amounts available to be drawn hereunder in respect of principal or purchase price of and interest on the Bonds by the respective amounts specified in such certificate. Such reductions shall be effective as of the date set forth in such certificate.

     Upon any reduction of the amounts available to be drawn under this Letter, of Credit, as provided herein, we may deliver to you: (a) an amendment to this Letter of Credit substantially in the form of Exhibit H hereto to reflect any such reduction, or (b) a substitute letter of credit in exchange for this Letter of Credit, which shall be an irrevocable letter of credit, dated its date of issuance, in a stated amount equal to the amount to which the Stated Amount shall have been so reduced, but otherwise having terms identical to this Letter of Credit, except for such changes in dollar amount corresponding to such permanent reduction.

     Upon the earlier of (i) the making by you of the final drawing available to be made hereunder which is not subject to reinstatement, (ii) receipt of a written notice in the form of Exhibit I hereto (which shall be conclusive evidence of the matters set forth therein) signed by your duly authorized officer or a duly authorized officer of your successor as Trustee, as appropriate, and a duly authorized officer of the Issuer that no Bonds remain outstanding and unpaid or (iii) the Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

     This Letter of Credit is transferable to your successor as Trustee, but not otherwise. Any such transfer and assignment (including any successive transfer and assignment) shall be effective upon receipt by us of a signed copy of an instrument effecting each such transfer and assignment signed by the transferor and by the transferee in the form of Exhibit D hereto (which shall be conclusive evidence of such transfer and assignment) and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor's place; provided that, in such case, the draft and the certificate of the transferee in the form of Exhibit E and Exhibits A, B, C, F, G or I hereto, respectively, shall be signed by one who states therein that he is a duly authorized officer of the transferee.

     This Letter of Credit is intended to provide only for the payment of the principal or purchase price of and interest on the Bonds, other than Bonds owned by the Bank. Accordingly, in actions taken by you as beneficiary of this Letter of Credit you shall not be acting as an agent of the Issuer, the Company or the Guarantor, but shall be acting on behalf of the holders of the Bonds, other than the Bank. Notwithstanding anything to the contrary herein, under no circumstances shall you draw upon this Letter of Credit for the purpose of paying the principal or purchase price or interest on any Bond owned by the Bank.

     Communications with respect to this Letter of Credit shall be addressed to us at Chemical Bank, Letter of Credit Department, 55 Water Street, South Building, 17th Floor, New York, New York 10041, specifically referring to the number of this Letter of Credit.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce

Publication No. 400 (the "Uniform Customs"). As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the law of the State of New York.

     This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

                                            Very truly yours,

                                           CHEMICAL BANK

                                          By: ____________________
                                          Title:

                                                                  Exhibit A to
                                                               LETTER OF CREDIT
                                                                     No._______

                              PRINCIPAL CERTIFICATE

     The undersigned-individual, a duly authorized officer of _____________________, as trustee (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. ______ dated August 1, 1985 (the "Letter of Credit"), issued by Chemical Bank in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):
         1.   The Beneficiary is the Trustee under the Indenture.
         2. The Beneficiary is entitled to make a drawing under the Letter of Credit pursuant to the provisions of the Indenture.
         3. The amount of the draft presented with this Certificate is equal to $___________, the amount of principal of the Bonds (other than Bonds owned by Chemical Bank) which is due and payable whether upon maturity, redemption or otherwise but not from the purchase of such Bonds with the proceeds of any draft drawn under the Letter of Credit upon presentation of a certificate in the form of Exhibit C to the Letter of Credit.
         4. The amount of the draft presented with this certificate does not exceed the amount equal to (a) the maximum aggregate Principal Stated Amount originally drawable under the Letter of Credit as provided therein, less (b) the aggregate amount of all previous drawings made under the Letter of Credit with respect to principal or purchase price in respect of principal of the Bonds (whether through an "A Drawing" or a "C Drawing," as each is defined in the Letter of Credit), less, (c) the amounts, if any, by which the Principal Stated Amount has been reduced by virtue of the purchase of Bonds by Chemical Bank pursuant to Section 2.1(b) of the Letter of Credit Agreement (as defined in the Letter of Credit), plus (d) the amounts, if any, which have been reinstated with respect to principal or purchase price of the Bonds in accordance with the express terms of the Letter of Credit.
         5. This drawing is made pursuant to Section 5.05 of the Indenture because (a) an Act of Bankruptcy (as such term is defined in the Indenture) has occurred or (b) there are insufficient monies (with respect to paragraph 3 hereof) in the Bond Fund (as such term is defined in the Indenture) on the Maturity Date (as such term is defined in the Indenture).
     In Witness hereof, this certificate has been executed this ____ day of ______________, 19___.

                                        __________________________
                                        as Trustee
                                        By: ______________________
                                        Authorized Officer

                                                                      Exhibit B
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______



                              INTEREST CERTIFICATE


     The undersigned individual, a duly authorized officer of ____________________, as trustee (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (a) Letter of Credit No._____ dated August 1, 1985 (the "Letter of Credit"), issued by Chemical Bank in favor of the Beneficiary; (b) those certain Bonds (as defined in the Letter of Credit); and (c) that certain Indenture (as defined in the Letter of Credit):

         1.   The Beneficiary is the Trustee under the Indenture.
         2. The Beneficiary is entitled to make a drawing under the Letter of Credit pursuant to the Indenture.

         3. The amount of the draft presented with this Certificate is equal to (a) $__________, the amount of interest on the Bonds (other than Bonds owned by Chemical Bank) which is due and payable or (b) $_______________, the amount of any accrued but unpaid interest on Bonds (other than Bonds owned by Chemical
Bank) being purchased with the proceeds of any draft drawn under the Letter of Credit accompanying or following presentation of a Certificate in the form of Exhibit C to the Letter of Credit (but, in the case of a draft presented pursuant to paragraphs (a) or (b) preceding, does not (A) exceed 182 days' accrued interest on the Bonds, computed at the actual rate from time to time applicable, or (B) include any interest accrued on the Bonds, or otherwise, after the maturity, redemption or purchase date, as applicable).
         4. The amount of the draft presented with this Certificate does not exceed the amount equal to (a) the maximum aggregate Interest Stated Amount originally drawable under the Letter of Credit as provided therein, less (b) the aggregate amount of all previous drawings made under the Letter of Credit with respect to interest on or the interest component of the purchase price of the Bonds, less (c) the amounts, if any, by which the Interest Stated Amount has been automatically reduced pursuant to the express terms of the Letter of Credit as a result of an "A Drawing," a "C Drawing" or the purchase of Bonds by Chemical Bank pursuant to Section 2.1(b) of the "Letter of Credit Agreement" (as such terms are defined in the Letter of Credit), plus (d) the amounts which have been reinstated with respect to interest on the Bonds in accordance with the express terms of the Letter of Credit.

         5. This drawing is made pursuant to Section 5.05 of the Indenture because (a) an Act of Bankruptcy (as such term is defined in the Indenture) has occurred or (b) there are insufficient monies (with respect to paragraph 3 hereof) in the Bond Fund (as such term is defined in the Indenture) on an Interest Payment Date (as such term is defined in the Indenture) or on a Purchase Date (as such term, is defined in the Indenture).
     In Witness Whereof, this certificate has been executed this ___ day of _________, 19___.

                                        _________________________
                                        as Trustee

                                        By: _______________________
                                        Authorized Officer

                                                                      Exhibit C
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______


                              PURCHASE CERTIFICATE

     The undersigned individual, a duly authorized officer of ____________________, as trustee (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. ________ dated August 1, 1985 (the "Letter of Credit"), issued by Chemical Bank in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

         1.   The Beneficiary is the Trustee under the Indenture.
         2. The Beneficiary is entitled to make a drawing under the Letter of Credit pursuant to the Indenture.
         3. The amount of the draft presented with this certificate is equal to the principal amount of Bonds other than Bonds owned by Chemical Bank) to be purchased by the Bank on the day such draft is honored.
         4. The Amount of the draft presented with this certificate does not exceed the amount equal to (a) the maximum aggregate Principal Stated Amount originally drawable under the Letter of Credit as provided therein, less (b) the aggregate amount of all previous drawings made under the Letter of Credit with respect to principal or purchase price of the Bonds (whether through an "A Drawing" or a "C Drawing"), less (c) the amounts, if any, by which the Principal Stated Amount has been reduced by virtue of the purchase of Bonds by Chemical Bank pursuant to Section 2.1(b) of the "Letter of Credit Agreement" (as defined in the Letter of Credit), less (d) the amounts, if any, which have been reinstated with respect to principal or purchase price of the Bonds in accordance with the express terms of the Letter of Credit.

     In Witness Whereof, this certificate has been executed this ___ day of ____________, 19___.

                                        __________________________
                                        As Trustee

                                       By: _______________________
                                       Authorized Officer

                                                                      Exhibit D
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______

                              TRANSFER CERTIFICATE

Chemical Bank
Letter of Credit Department
55 Water Street
South Building, 17th Floor
New York, New York  10041


Dear Sirs:
     Reference is made to that certain irrevocable Letter of Credit No. __________ dated August 1, 1985 which has been established by the Bank in favor of ___________________, as trustee.
     The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Letter of Credit to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Letter of Credit.
     Transferor and Transferee have indicated on the face of said Letter of Credit that it has been transferred and assigned to Transferee. Transferee hereby certifies that it is a duly authorized Transferee under the terms
of such Letter of  Credit  and   is  accordingly entitled, upon presentation of
the documents called for therein,  to  receive payment thereunder.

                                         _________________________
                                         Name of Transferor

                                        By: ______________________
                                        [Name and Title of Authorized
                                        Officer of Transferor]

                                        __________________________
                                        Name of Transferee

                                        By: _______________________
                                        [Name and Title of Authorized
                                        Officer of Transferee]

                                                                      Exhibit E
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______


                                   SIGHT DRAFT


                                                      New York, New York
                                                      _______________, 19___


For Value Received
Pay on Demand* to
U.S. __________________ Dollars (U.S.  $ _______________________ )
Charge to Account of Chemical Bank

              Irrevocable Letter of Credit No. ____________ dated August 1, 1985


To   Chemical Bank
     Letter of Credit Department
     55 Water Street
     South Building, 17th Floor
     New York, New York 10041

                                        _______________________
                                        as Trustee

                                        By: _______________________
                                        Authorized Officer



_________________________________
*By   wire  transfer  in  immediately  available  funds  for  the  account   of
___________________, as Trustee (Account No._____ [to be specified]).

                                                                      Exhibit F
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______


                              REDUCTION CERTIFICATE

     The undersigned individual, a duly authorized officer of _______________________, as Trustee (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. _____________ dated August 1, 1985 (the "Letter of Credit"), issued by the Bank in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

              1.   The Beneficiary is the Trustee under the Indenture.
              2. Effective on _____________, the Principal Stated Amount (as defined in the Letter of Credit) shall be permanently reduced by $__________ (the "Reduction in Principal Stated Amount") and the Interest Stated Amount (as defined in the Letter of Credit) shall be permanently reduced by $_________ (which is equal to ____ days' interest, calculated at the rate of twelve and one-half of one percent (12 1/2 per annum, based on a year of 365/366 days, on the Reduction in Principal Stated Amount), and the Stated Amount shall thereupon equal $_________, all in accordance with the provisions of the Indenture.
              3. Effective on _____________, the Principal Stated Amount (as defined in the Letter of Credit) shall be reduced by $__________ the "Reduction in Principal Stated Amount") and the Interest Stated Amount (as defined in the Letter of Credit) shall be reduced by $________ (which is equal to ____ days' interest, calculated at the rate of twelve and one-half of one percent (12
1/2) per annum, based on a year of 365/366 days, on the Reduction in Principal Stated Amount), and the Stated Amount shall thereupon equal $_________, all in accordance with the provisions of the Indenture.

     In Witness Whereof, this certificate has been executed this ___ day of ____________, 19___.
                                        _________________________
                                        Trustee

                                        By: _______________________
                                        Authorized Officer

                                                                      Exhibit G
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______

                          CERTIFICATE OF REINSTATEMENT

     The undersigned individual, a duly authorized officer of ______________________, as trustee under the Indenture (as defined in the Letter of Credit) (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to that certain Letter of Credit No.____ dated August 1, 1985 (the "Letter of Credit"), issued by Chemical Bank (the "Bank") in favor of the Beneficiary, pursuant to the Letter of Credit Agreement (as defined in the Letter of Credit) (the "Letter of Credit Agreement"). (Capitalized terms in this certificate are defined as they are in the Letter of Credit Agreement.)

              1.   The undersigned has received notification from the (Agent)
(Bank) (Company) that: (Bonds owned by the Bank which had been acquired with the proceeds of a drawing under the Letter of Credit pursuant to a Certificate in the form attached as Exhibits B and C thereto) (Bonds owned by the Bank which had been acquired with funds made available pursuant to Section 2.1(b) of the Letter of Credit Agreement) are to be remarketed or sold to a Person other than the Bank, the Company or the Guarantor.
              2. Upon receipt by the Bank of this certificate, (a) the Principal Stated Amount available under the Letter of Credit shall be increased by $________ (the "Increase in Principal Stated Amount"), which shall not increase the Principal Stated Amount available to be drawn under the Letter of Credit to an amount in excess of the Principal Stated Amount originally drawable under the Letter of Credit, less any drawings for principal which have not been reinstated in accordance with the express terms of the Letter of
Credit, and (b) the Interest Stated Amount shall be increased by $____________(which shall not increase the Interest Stated Amount to an amount in excess of the Interest Stated Amount originally drawable under the Letter of Credit less any drawings for interest which have not been reinstated in accordance with the express terms of the Letter of Credit, subject to the right of the Bank not to reinstate such amounts as set forth in the Letter of Credit.

                                        _________________________
                                        as Trustee

                                        By: ______________________
                                        Authorized Officer

                                                                      Exhibit H
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______

                               NOTICE OF REDUCTION

__________________________, as Trustee
____________________________________
____________________________________

Attention:  Corporate Trust Department

Dear Sirs:

     Reference is hereby made to that certain Irrevocable Letter of Credit No._____ dated August 1, 1985 (the "Letter of Credit"), established by us in your favor as beneficiary.
     We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit, Bond Purchase and Guaranty Agreement dated as of August 1, 1985, among Camden Wire Co., Inc., Oneida Ltd. and us (check, if applicable)
     The Principal Stated mount of the Letter of Credit has been permanently reduced by $________ and the Interest Stated Amount of the Letter of Credit has been permanently reduced by $_________.
     The Principal Stated Amount of the Letter of Credit has been reduced by $________ and the Interest Stated Amount of the Letter of Credit has been reduced by $________. [NOTE: These amounts are subject to reinstatement as provided in the Letter of Credit.)
     Accordingly, we hereby confirm with you the following with respect to the Letter of Credit:
         (1)       The Principal Stated Amount equals $_____________.
         (2)       The Interest Stated Amount equals $______________.
         (3)       The total Stated Amount equals $______________.
     This letter should be attached to the Letter of Credit and made a part thereof.

                                        CHEMICAL BANK

                                        By: _______________________
                                        Authorized Officer

                                                                      Exhibit I
                                                                             to
                                                               LETTER OF CREDIT
                                                                     No._______


                              NOTICE OF TERMINATION

Chemical Bank
Letter of Credit Department
55 Water Street
South Building, 17th Floor
New York, New York 10041


Dear Sirs:

     Reference is made to that certain Irrevocable Letter of Credit No. _________ dated August 1, 1985 (the "Letter of Credit"), which has been established by Chemical Bank in favor of ____________________, as trustee.
     The undersigned hereby certify and confirm that no Bonds (other than Bonds owned by Chemical Bank, if any) (as defined in the Letter of Credit) have remained Outstanding within the meaning of the Indenture (as defined in said Letter of Credit), and the provisions of the Indenture have been
satisfied;  accordingly,  said  Letter  of  Credit  is  hereby  terminated   in
accordance with it terms.

                                        CITY OF PINE BLUFF,  ARKANSAS
                                        By: _______________________
                                        Authorized Officer

                                        [Name of Beneficiary or  Transferee] By:
                                        _______________________
                                        Authorized Officer

                                   APPENDIX 1

                       See Tab 12 - Opinion of Counsel for
                      Camden Wire Co., Inc. and Oneida Ltd.

                                    EXHIBIT A

                             LIST OF EXISTING LIENS

         Lien on certain machinery and equipment securing a $1,400,000 loan from the New York State Urban Development Corporation.